UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

PJT PARTNERS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 16, 2018

Dear Fellow Stockholders,

We cordially invite you to attend our 2018 Annual Meeting of Stockholders, to be held on Tuesday, May 1, 2018 at 8:30 a.m., Eastern Time, at our corporate headquarters located at 280 Park Avenue, New York, New York 10017.

The Notice of Annual Meeting of Stockholders and Proxy Statement that follow describe the business to be conducted at the Annual Meeting. Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting, whether or not you plan to attend.

Thank you for your continuing support of PJT Partners.

Very truly yours,

Paul J. Taubman

Chairman and Chief Executive Officer

280 Park Avenue  |  New York, NY 10017  |  t. +1.212.364.7800  |  pjtpartners.com

PJT PARTNERS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 1, 2018

The Annual Meeting of Stockholders of PJT Partners Inc. will be held on May 1, 2018 at 8:30 a.m., Eastern Time, at our corporate headquarters located at 280 Park Avenue, New York, New York 10017 (the “Annual Meeting”), for the following purposes:

(1)	to elect the two Class III director nominees identified in the accompanying Proxy Statement;

(2)	to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the accompanying Proxy Statement;

(3)	to approve, on an advisory basis, the frequency (every one, two or three years) of advisory votes to approve the compensation of our Named Executive Officers;

(4)	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2018; and

(5)	to transact such other business as may properly come before our Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on March 5, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and any adjournments or postponements thereof.

As permitted by the rules of the Securities and Exchange Commission, we are sending to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) rather than a paper set of the Proxy Materials. By doing so, we save costs and reduce our impact on the environment. The Notice of Availability includes instructions on how to access our Proxy Materials over the Internet, as well as how to request the materials in paper form.

Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting, whether or not you plan to attend. The Notice of Availability includes instructions on how to vote, including by Internet. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

BY ORDER OF THE BOARD OF DIRECTORS,

Salvatore Rappa

Managing Director, Corporate Counsel and

Corporate Secretary

March 16, 2018

280 Park Avenue | New York, NY 10017 | t. +1.212.364.7800 | pjtpartners.com

Although we refer to our website in the Proxy Statement, the contents of our website are not included or incorporated by reference into the Proxy Statement. All references to our website in the Proxy Statement are intended to be inactive textual references only.

i

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2018

GENERAL INFORMATION

PJT Partners Inc. is making this Proxy Statement available to its stockholders in connection with the solicitation of proxies by the Board of Directors for our 2018 Annual Meeting of Stockholders to be held on Tuesday, May 1, 2018 at 8:30 a.m., Eastern Time, at our corporate headquarters located at 280 Park Avenue, New York, New York 10017, and any adjournment or postponement thereof (the “Annual Meeting”). You may obtain directions to our Annual Meeting by contacting our Corporate Secretary.

PJT Partners Inc. is a holding company and its only material asset is its controlling equity interest in PJT Partners Holdings LP (“PJT Partners Holdings”), a holding partnership that holds the company’s operating subsidiaries, and certain cash and cash equivalents it may hold from time to time. As sole general partner of PJT Partners Holdings, PJT Partners Inc. operates and controls all of the business and affairs of PJT Partners Holdings and its operating subsidiaries. In this Proxy Statement, unless the context requires otherwise, the words “PJT Partners” refers to PJT Partners Inc. and the “company,” “we,” “us” and “our” refer to PJT Partners, together with its consolidated subsidiaries, including PJT Partners Holdings and its operating subsidiaries.

We are a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. Our Class A common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “PJT.”

The Proxy Materials will be mailed or made available to our stockholders on or about March 19, 2018. On or about March 19, 2018, we will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our Proxy Statement. Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.

Who can participate in our Annual Meeting?

You are entitled to participate in our Annual Meeting only if you were a stockholder of record of Class A common stock or Class B common stock as of the close of business on March 5, 2018, which we refer to in this Proxy Statement as the “Record Date,” or if you hold a valid proxy for the Annual Meeting. In order to be admitted to the Annual Meeting, you must present valid government-issued photo identification (such as a driver’s license or passport) and proof of ownership of shares of our Class A common stock or Class B common stock on the Record Date. Proof of ownership can be accomplished through the following:

•	a brokerage statement or letter from your broker or custodian with respect to your ownership of shares of our common stock on the Record Date;

•	the Notice of Availability;

•	a printout of the proxy distribution email (if you receive your materials electronically);

•	a Proxy Card (if you received printed materials by mail);

•	a voting instruction form (if you received printed materials by mail); or

•	a “legal proxy” provided by your broker or custodian.

We reserve the right to determine the validity of any purported proof of beneficial ownership. For the safety and security of our stockholders, we will be unable to admit you to the Annual Meeting if you do not present photo identification and proof of ownership of shares of our common stock or if you otherwise refuse to comply with our security procedures. The taking of photographs and use of cell phones, audio or video recording equipment is prohibited during the Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

A number of stockholders may wish to speak at the Annual Meeting. The Board of Directors appreciates the opportunity to hear the views of stockholders. In fairness to all stockholders and participants at the Annual Meeting, and in the interest of an orderly and constructive meeting, rules of conduct will be enforced. Copies of these rules will be available at the meeting. Only stockholders or their valid proxy holders may address the meeting. Depending on the number of stockholders who wish to speak, we cannot ensure that every such stockholder will be able to do so or will be able to do so for as long as they might want to hold the floor.

What are the Proxy Materials?

Our Proxy Materials include:

•	this Proxy Statement;

•	a Notice of our 2018 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and

•	our 2017 Annual Report to Stockholders.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a Proxy Card or voting instruction form. If you received or accessed these materials through the Internet, your Proxy Card or voting instruction form are available to be filled out and executed electronically.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing Proxy Materials to most of our stockholders on the Internet, rather than mailing printed copies. By doing so, we save costs and reduce our impact on the environment. If you received a Notice of Availability by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the Notice of Availability will instruct you how to access and review the Proxy Materials on the Internet. If you would like printed copies of the Proxy Materials, please follow the instructions on the Notice of Availability.

What items will be voted on at the Annual Meeting?

You will be voting on the following proposals:

Proposal 1:	to elect the two Class III director nominees identified in this Proxy Statement;

Proposal 2:	to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the accompanying Proxy Statement;

Proposal 3:	to approve, on an advisory basis, the frequency (every one, two or three years) of advisory votes to approve the compensation of our Named Executive Officers; and

Proposal 4:	to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2018.

Only proposals that meet the requirements of our amended and restated bylaws will be eligible for consideration at the Annual Meeting. This year, there are no stockholder proposals that meet the criteria. Therefore, stockholder proposals raised at the Annual Meeting will not be considered during the Annual Meeting. Stockholders may submit proposals and other matters for consideration at the 2019 Annual Meeting of Stockholders as described in “Stockholder Proposals and Nominations for 2019 Annual Meeting.”

How many shares may be voted at the Annual Meeting?

Holders of Class A common stock will have one vote for every share of Class A common stock that such holder owned at the close of business on the Record Date.

Shares of Class B common stock have no economic rights but entitle the holder, without regard to the number of shares of Class B common stock held, to a number of votes that is equal to the aggregate number of vested and unvested PJT Partners Holdings Class A partnership units (the “Partnership Units”) and LTIP Units (which is a class of partnership interests in PJT Partners Holdings) held by such holder on all matters presented to our stockholders other than director elections. With respect to the election of our directors, shares of Class B common stock initially entitle holders to only one vote per share, though the voting power of Class B common stock with respect to the election of our directors may be increased to up to the number of votes to which a holder is then entitled on all other matters presented to stockholders.

Holders of shares of our Class B common stock will vote together with holders of our Class A common stock as a single class on all matters on which such stockholders are entitled to vote generally, except as otherwise required by law. Our employees and certain current and former employees of The Blackstone Group L.P. (“Blackstone”) hold all issued and outstanding shares of our Class B common stock. Blackstone’s senior management has provided an irrevocable proxy to Mr. Taubman to vote their shares of Class B common stock for so long as Mr. Taubman is our Chief Executive Officer.

If you hold restricted stock units, you will not be entitled to vote the shares underlying such restricted stock units unless and until you actually receive delivery of the shares of Class A common stock underlying such units and are the holder of record of such shares.

As of March 5, 2018, the Record Date for our Annual Meeting, our share count for voting purposes set forth above was as follows:

	Proposal 1: elect the two Class III director nominees identified in this Proxy Statement	Proposal 2: advisory vote on the compensation of our Named Executive Officers	Proposal 3: advisory vote on the frequency of approval of the compensation of our Named Executive Officers	Proposal 4: advisory vote to ratify the selection of Deloitte as our independent registered accounting firm for 2018
Shares of Class A common stock	19,158,332	19,158,332	19,158,332	19,158,332
Shares of Class B common stock	213	20,268,017	20,268,017	20,268,017

Total voting power	19,158,545	39,426,349	39,426,349	39,426,349

What constitutes a quorum?

The holders of a majority in voting power of the issued and outstanding shares of Class A common stock and Class B common stock (which is equal to the aggregate number of vested and unvested Partnership Units and LTIP Units held by such Class B common stockholders) collectively as a single class entitled to vote, must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by broker non-votes (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your bank, broker or other holder of record, under current NYSE rules, Proposals 1, 2 and 3 are considered non-discretionary matters and a bank, broker or other holder of record will lack the authority to vote shares at his/her discretion on these proposals, and your shares will not be voted on these proposals (a “broker non-vote”).

How many votes are required to approve each proposal and how are votes counted?

	Proposal 1: elect the two Class III director nominees identified in this Proxy Statement	Proposal 2: advisory vote on the compensation of our Named Executive Officers	Proposal 3: advisory vote on the frequency of approval of the compensation of our Named Executive Officers	Proposal 4: advisory vote to ratify the selection of Deloitte as our independent registered accounting firm for 2018
How many votes are required for approval?	A plurality of affirmative votes cast, even if less than a majority	A majority of affirmative votes cast	A majority of affirmative votes cast	A majority of affirmative votes cast
How are director withhold votes treated?	Withhold votes will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on this proposal	N/A	N/A	N/A
How are abstentions treated?	N/A	Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal
How are broker non-votes treated?	Broker non-votes are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on this proposal	Broker non-votes are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on this proposal	Broker non-votes are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on this proposal	No broker non-votes since banks, brokers and other holders of record may exercise discretion and vote on this matter and these will be counted as votes cast
How will signed proxies that do not specify voting preferences be treated?	Votes will be cast for the two director nominees identified in this Proxy Statement	Votes will be cast for the approval of the compensation of our Named Executive Officers	Votes will be cast for “One Year”	Votes will be cast for the selection of Deloitte as our independent public accounting firm for 2018

It is important to note that the proposals to: (1) approve the compensation of our Named Executive Officers; (2) determine whether the vote to approve the compensation of our Named Executive Officers will occur every one, two or three years; and (3) ratify the selection of the independent registered public accounting firm are non-binding and advisory. However, the Board intends to carefully consider the results of Proposals 2 and 3 in making future compensation decisions and, if our stockholders fail to ratify the selection of Deloitte, the selection of another independent registered public accounting firm may be considered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

How do I vote?

The manner in which you cast your vote depends on whether you are a stockholder of record or you are a beneficial owner of shares held in “street name.”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a stockholder of record, you may instruct the proxy holders named in the Proxy Card how to vote your shares of common stock in one of the following ways:

•

Vote by Internet. You may vote via the Internet by following the instructions provided in the Notice of Availability or, if you received printed materials, on your Proxy Card. The website for Internet voting is printed on the Notice of Availability and also on your Proxy Card. Please have your Notice of Availability or Proxy Card in hand when voting. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on April 30, 2018. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your Proxy Card.

•

Vote by Telephone. You also have the option to vote by telephone by calling the toll-free number (800) 690-6903. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on April 30, 2018. When you call, please have your Proxy Card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your Proxy Card.

•

Vote by Mail. If you received printed materials, and would like to vote by mail, please mark, sign and date your Proxy Card and return it promptly in the postage-paid envelope provided. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the Proxy Materials by following the instructions on your Notice of Availability.

Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Voting in Person at the Annual Meeting. If you are a Class A or Class B common stockholder of record and attend the Annual Meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.

Can I revoke or change my vote after submitting a proxy?

Street name stockholders who wish to revoke or change their votes should contact the organization that holds their shares. Stockholders of record may revoke or change their proxy by voting a new proxy pursuant to the voting methods set forth above, by providing a written notice of revocation to the Corporate Secretary or by attending and voting at the Annual Meeting.

Is my vote confidential?

We keep all the proxies, ballots and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge Financial Solutions, Inc. (“Broadridge”), examine these documents. Occasionally, stockholders provide written comments on their Proxy Card, which are then forwarded to us by Broadridge.

Who is paying for this proxy solicitation?

The company is paying the costs of the solicitation of proxies. Members of our Board of Directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

No arrangements or contracts have been made or entered into with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. If done, such solicitations may be made by mail, telephone, facsimile, email or personal interviews.

Will the Annual Meeting be webcast?

Our Annual Meeting will not be webcast.

Where can I find voting results?

We will file a Current Report on Form 8-K with the SEC including the final voting results from the Annual Meeting within four business days of the Annual Meeting.

How do I inspect the list of stockholders of record?

A list of our stockholders entitled to vote at the Annual Meeting will be available at our Annual Meeting and for the ten days prior to our Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., Eastern Time, by written request to the Corporate Secretary.

Say on Pay and Frequency of Say on Pay

As of December 31, 2017, we no longer qualified as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012. As a result, Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that we provide stockholders with the opportunity to vote, on a non-binding advisory basis, (1) to approve the compensation of our Named Executive Officers and (2) to determine whether the vote to approve the compensation of our Named Executive Officers will occur every one, two or three years, described in more detail under Proposals 2 and 3 in this Proxy Statement.

What other information should I review before voting?

For your review, we make available free of charge on or through our website at www.pjtpartners.com under the “Investor Relations/Financial Reports” section, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Hard copies may be obtained free of charge by contacting Investor Relations at PJT Partners Inc., 280 Park Avenue, New York, New York 10017 or by calling (212) 364-7800. Copies may also be accessed electronically by means of the SEC’s website on the Internet at www.sec.gov. Neither our Annual Report on Form 10-K for the year ended December 31, 2017 nor the 2017 Annual Report shall constitute a part of the proxy solicitation materials.

How can I contact our Corporate Secretary?

In several sections of this Proxy Statement, we suggest that you should contact our Corporate Secretary to follow up on various items. You can reach our Corporate Secretary by writing to the Corporate Secretary at PJT Partners Inc., 280 Park Avenue, New York, New York 10017 or by calling (212) 364-7800.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2018

The Notice of Annual Meeting, Proxy Statement, Form of Proxy and 2017 Annual Report to Stockholders are also available at www.proxyvote.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Information Concerning the Nominees and Directors

Our amended and restated certificate of incorporation provides that the Board of Directors will consist of that number of directors determined from time to time by the Board of Directors. The Board of Directors is classified into three classes, designated Class I, Class II and Class III. The term of office of the members of one class of directors expires each year in rotation so that the members of one class generally are elected at each annual meeting to serve for full three-year terms or until their successors are elected and qualified, or until such director’s death, resignation or retirement. Each class consists of one-third of the total number of directors constituting the entire Board of Directors.

The Board of Directors has selected James Costos and Kenneth C. Whitney for election as Class III directors. If elected, each Class III director will serve until the annual meeting of stockholders in 2021, or until succeeded by another qualified director who has been elected.

Set forth below are the names of our directors, their ages as of March 5, 2018, their positions and offices with the company, the month and year the nominees first became directors of our company and their biographical information.

Name	Age	Position(s)	Director Since
Paul J. Taubman	57	Chairman and Chief Executive Officer	October 2015
James Costos	55	Director	February 2017
Dennis S. Hersch	70	Director	September 2015
Emily K. Rafferty	68	Director	October 2015
Thomas M. Ryan	65	Director	October 2015
Kenneth C. Whitney	60	Director	October 2015

Nominees for Class III Directors Whose Terms Will Expire in 2021

James Costos served as the U.S. Ambassador to the Kingdom of Spain and Principality of Andorra from August 2013 to January 2017. Prior to his appointment, Mr. Costos was Vice President of Global Licensing and Retail for Home Box Office (“HBO”) from 2007 to 2013. In this role, he was responsible for leading HBO’s newly created global licensing, retail and marketing division, which he established to further expand HBO’s domestic and international interest. He has also served as President and CEO of Eight Cylinders, Head of Promotions and Consumer Products at Revolution Studios and held senior roles for more than a decade at Hermès of Paris and Tod’s S.p.A. Mr. Costos previously served on the board of directors of the Humane Society of the United States, the country’s largest animal protection organization. He is also a passionate supporter of several cultural and humanitarian organizations, including the Santa Monica Museum of Art and the Human Rights Campaign. Mr. Costos earned his B.A. in Political Science from the University of Massachusetts.

Kenneth C. Whitney has managed a private family investment office since April 2013, focused on start-up businesses and entertainment projects. Since his retirement from The Blackstone Group L.P. in April 2013 until September 2015, he was also a Senior Advisor to Blackstone. Mr. Whitney was previously a Senior Managing Director and Head of Blackstone’s Investor Relations & Business Development Group from 1998 to April 2013. After joining Blackstone in 1988, Mr. Whitney focused his efforts in raising capital for Blackstone’s private investment funds and the establishment of Blackstone affiliates in the alternative investment area. Mr. Whitney began his career at Coopers & Lybrand in 1980, where he spent time in the firm’s accounting and audit areas as well as in the tax and mergers and acquisitions areas. Mr. Whitney is a Tony Award-winning producer, and currently sits on the Board of Trustees for The First Tee and the University of Delaware, where he received a B.S. in Accounting.

Continuing Class I Directors Whose Terms Will Expire in 2019

Paul J. Taubman is our Chairman and Chief Executive Officer. Prior to founding PJT Partners, Mr. Taubman spent almost 30 years at Morgan Stanley in a series of increasingly significant leadership positions including Co-President of Institutional Securities. After retiring from Morgan Stanley in 2012, he served in an independent capacity to advise companies on a number of significant transactions before starting PJT Partners. Mr. Taubman is involved in numerous philanthropic activities including serving as Board President of New York Cares, a Trustee and Executive Committee member of Cold Spring Harbor Laboratory, a National Advisory Board member of Youth INC., and a trustee of the Foundation for Educating Children with Autism. Mr. Taubman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Stanford University’s Graduate School of Business.

Emily K. Rafferty is President Emerita of The Metropolitan Museum of Art. She was elected President of the Museum in 2005 and served in that role until her retirement in March 2015. She had been a member of the Museum’s staff since 1976 serving in various roles in development, membership and external affairs until becoming President and Chief Administrative Officer in 2005, overseeing some 2,300 full- and part-time employees. Ms. Rafferty’s global experience in some 50 countries on behalf of the Museum included interactions and negotiations with many senior world leaders. Ms. Rafferty served as a Board member of the New York Federal Reserve Bank from 2011 to 2017 (Chair, 2012 to 2016), and Senior Adviser for Heritage Protection and Conservation for UNESCO from 2015 to 2017. She continues to serve as Chair of NYC & Company (the city’s tourism, marketing and partnering organization) and Board member of the National September 11 Memorial & Museum. She consults for many organizations, including Russell Reynolds Associates in the firm’s nonprofit practice and The Shed, a performing arts center under construction in Hudson Yards. She is an Advisory Director to Carnegie Hall, a member of the Advisory Council of the American University of Beirut, a member of the Economic Club and the Council on Foreign Relations.

Continuing Class II Directors Whose Terms Will Expire in 2020

Dennis S. Hersch is President of N.A. Property, Inc., through which he has acted as a business advisor to Mr. and Mrs. Leslie H. Wexner since February 2008. He was a Managing Director of J.P. Morgan Securities Inc., an investment bank, from December 2005 through January 2008, where he served as the Global Chairman of its Mergers & Acquisitions Department. Mr. Hersch was a partner of Davis Polk & Wardwell LLP, a New York law firm, from 1978 until December 2005. Mr. Hersch has served as a director of L Brands, Inc. and a member of the Finance Committee since 2006, and was a director and Chairman of the Nominating and Governance Committee of Clearwire Corporation from November 2008 until June 2013.

Thomas M. Ryan is the former Chairman and Chief Executive Officer of CVS Health Corporation, formerly known as CVS Caremark Corporation, a pharmacy healthcare provider. He served as Chairman from April 1999 to May 2011. He was Chief Executive Officer of CVS from May 1998 to February 2011 and also served as President from May 1998 to May 2010. Mr. Ryan serves on the board of Five Below, Inc., and is an Operating Partner of Advent International. Mr. Ryan was a director of Yum! Brands, Inc. from 2002 to 2017, Reebok International Ltd. from 1998 to 2005, Bank of America Corporation from 2004 to 2010 and Vantiv, Inc. from 2012 to 2015.

Qualifications of the Nominees and Directors

The Nominating/Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board of Directors those candidates to be nominated for election to the board. When considering director candidates, the Nominating/Corporate Governance Committee will seek individuals with backgrounds and qualities that, when combined with those of the company’s incumbent directors, provide a blend of skills and experience to further enhance the effectiveness of the Board of Directors. More specifically, the Nominating/Corporate Governance Committee considers (a) individual qualifications, including relevant career experience, strength of character, mature judgment, familiarity with the company’s business and industry, independence of thought and an ability to work collegially and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board of Directors. The Board of Directors monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board of Directors, as a whole, has the necessary tools to perform its oversight function effectively in light of the company’s business and structure. Although we have no formal policy regarding board diversity, the Board of Directors believes that diversity is an important component of a board, which includes such factors as background, skills, experience, expertise, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference in selecting director candidates.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Nominating/Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth above.

In particular, with regard to Mr. Taubman, the Board of Directors considered his knowledge of and extensive experience in various senior leadership roles in investment banking and the financial services industry, which provide our Board of Directors valuable industry-specific knowledge and expertise. In addition, Mr. Taubman’s role as our Chief Executive Officer brings management perspective to board deliberations and provides valuable information about the status of our day-to-day operations. With regard to Mr. Costos, the Board of Directors considered Mr. Costos’s broad and international marketing, operating and management experience, which positions him well to serve on our Board of Directors. With regard to Mr. Hersch, the Board of Directors considered his knowledge of and experience in investment banking and the financial services industry, which gives the Board of Directors valuable industry-specific knowledge and expertise on these and other matters. In addition, Mr. Hersch brings to our Board of Directors legal and financial expertise, as well as considerable experience with corporate governance matters, strategic issues and corporate transactions. With regard to Ms. Rafferty, the Board of Directors considered her operations and management experience, in addition to her understanding of monetary policy and regulation of financial institutions, which provide valuable knowledge and insight to our Board of Directors. With regard to Mr. Ryan, the Board of Directors considered his extensive operating and management experience, including as chief executive officer of a global pharmacy healthcare business, as well as his expertise in finance, strategic planning and his public company directorship and committee experience, which positions him well to serve on our Board of Directors. With regard to Mr. Whitney, the Board of Directors considered his knowledge of and experience in the private equity and financial services industry, as well as his extensive financial, accounting, operating and management experience, which provide unique insights on our business and add industry-specific expertise and knowledge to our Board of Directors.

When vacancies on the Board of Directors exist or are expected, or a need for a particular expertise has been identified, the Nominating/Corporate Governance Committee may seek recommendations for director candidates from current directors and management and may also engage a search firm to assist in identifying director candidates. The Nominating/Corporate Governance Committee will also consider properly submitted stockholder recommendations for director candidates under the same procedure used for considering director candidates recommended by current directors and management. Stockholder recommendations for director candidates should include the candidate’s name and specific qualifications to serve on the Board of Directors, and the recommending stockholder should also submit evidence of such stockholder’s ownership of shares of our common stock, including the number of shares owned and the length of time of such ownership. Recommendations should be addressed to the Corporate Secretary. In addition, any stockholder who wishes to submit director nominations must satisfy the notification, timeliness, consent and information requirements set forth in our Amended and Restated Bylaws. See “Stockholder Proposals and Nominations for 2019 Annual Meeting.”

Board of Directors Recommendation

The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” the two Class III nominees named in this Proxy Statement. Such nominees are currently directors of our company. The nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the shares represented by all valid proxies will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board of Directors.

EXECUTIVE OFFICERS

Set forth below are biographical summaries of our executive officers as of March 5, 2018, other than Mr. Taubman, our Chairman and Chief Executive Officer, whose biographical summary is set forth above in “Proposal 1—Election of Directors.”

Name	Age	Position
Ji-Yeun Lee	51	Managing Partner
Helen T. Meates	56	Chief Financial Officer
James W. Cuminale	64	General Counsel

Ji-Yeun Lee is our Managing Partner. Prior to joining PJT Partners in early 2014 as one of the founding partners, Ms. Lee was Managing Director and Deputy Head of Global Investment Banking at Morgan Stanley. She joined Morgan Stanley in 1988 and most of her career there was spent in Mergers & Acquisitions advising clients on a broad range of transactions across industries and geographies, including six years in the firm’s London office. Ms. Lee was appointed the Chief Operating Officer of Morgan Stanley’s Mergers & Acquisitions Department in 2004 and the Deputy Head of Global Investment Banking in 2007. In 2011, she joined Morgan Stanley’s Management Committee. Ms. Lee also serves on the Board of Directors of the Good Shepherd Services. She received a B.A. from Amherst College.

Helen T. Meates is our Chief Financial Officer. Prior to joining PJT Partners in January 2015, Ms. Meates worked at Morgan Stanley for twenty-two years, most recently serving as a Managing Director. Ms. Meates spent the majority of her career at Morgan Stanley in Global Capital Markets, including nine years in Leveraged Finance. In 2011 she was appointed as Deputy Head of Global Capital Markets and Co-Chair of the firm’s Capital Commitment Committee. In November 2013 she assumed the role of Global Chief Operating Officer for the Research Division and was appointed to the Institutional Securities Operating Committee. Ms. Meates also served on the firm’s Institutional Securities Risk Committee, Microfinance Advisory Board and Diversity Committee. Ms. Meates serves on the boards of the SMA Foundation and the Bridgehampton Chamber Music Festival. She received a law degree (LL.B.) from Canterbury University in New Zealand and an M.B.A. from Columbia Business School.

James W. Cuminale is our General Counsel. Prior to joining PJT Partners in July 2015, Mr. Cuminale was Chief Legal Officer at Nielsen Holdings N.V. from November 2006 to June 2015. Previously, Mr. Cuminale served for over ten years as the Executive Vice President – Corporate Development, General Counsel and Secretary of PanAmSat Corporation and PanAmSat Holding Corporation. He currently serves on the Board of Trustees of Trinity College and the Board of Advisors at Vanderbilt University Law School. Mr. Cuminale received a B.A. from Trinity College and a J.D. from Vanderbilt University Law School.

Each of our executive officers serves at the discretion of our Board of Directors without specified terms of office.

CORPORATE GOVERNANCE MATTERS

This section of our Proxy Statement contains information about a variety of our corporate governance policies and practices. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. You are encouraged to visit our website at www.pjtpartners.com to view or to obtain copies of our Corporate Governance Guidelines, committee charters and Code of Business Conduct and Ethics. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines, committee charters and Code of Business Conduct and Ethics by directing your request in writing to our Corporate Secretary. Additional information relating to the corporate governance of our company is also set forth below and included in other sections of this Proxy Statement.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics for our directors, officers and employees that addresses these important topics, among others: conflicts of interest; corporate opportunities; confidentiality of information; fair dealing; protection and proper use of our assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of any illegal or unethical behavior.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board of Directors or one of its committees. We intend to disclose on our website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Director Independence

Background. A majority of the directors serving on our Board of Directors must be independent as required by the listing standards of the NYSE and the rules promulgated by the SEC. The company defines an “independent” director in accordance with the corporate governance rules of the NYSE. Under the NYSE’s corporate governance rules, no director qualifies as independent unless our Board of Directors affirmatively determines that the director has no “material relationship” with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Further, directors who have relationships covered by one of five bright-line independence tests established by the NYSE may not be found to be independent.

Audit Committee members are subject to heightened independence requirements under NYSE rules and Rule 10A-3 under the Exchange Act. NYSE rules require that in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to the company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

Independence determinations made by our Board of Directors. Our Board of Directors has determined, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which our Board of Directors had knowledge between or among the directors and the company or our management, that each of our directors, other than Paul J. Taubman, has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards, the applicable SEC rules and our director independence standards. Further, our Board of Directors has determined that the members of the Audit Committee and Compensation Committee are also independent under the applicable NYSE and SEC rules mentioned above. No director participated in the final determination of his or her own independence.

Board of Directors Leadership Structure

Our Board of Directors understands there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the appropriate leadership may vary as circumstances warrant. Our amended and restated certificate of incorporation provides that Mr. Taubman, to the extent that he serves as our Chief Executive Officer and as a member of our Board of Directors, will serve as Chairman of our Board of Directors. Further, our Board of Directors currently believes it is in our company’s best interests to have Mr. Taubman serve as Chairman of our Board of Directors and Chief Executive Officer. Our Board of Directors believes combining these roles promotes effective leadership and provides the clear focus needed to execute our business strategies and objectives.

Our Board of Directors has appointed Mr. Hersch as its lead independent director. Mr. Hersch helps coordinate the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the company and, in particular, the performance of senior management.

Executive Sessions and Lead Director

Executive sessions of non-management directors are held after each regularly scheduled board meeting. During 2017, the non-management directors held four executive sessions. “Non-management directors” include all directors who are not our officers, and all non-management directors have been determined by the Board of Directors to be independent. Currently, Mr. Taubman is the only officer serving on our Board of Directors.

In order to facilitate communications among non-management directors on the one hand and management on the other hand, Mr. Hersch was selected to serve as the lead independent director. Mr. Hersch presides over all executive sessions of the non-management directors.

Board of Directors Role in Risk Oversight

While risk management is primarily the responsibility of our senior management team, our Board of Directors plays an active role in overseeing management of the company’s risks. The committees of our Board of Directors assist the full board in risk oversight by addressing specific matters within the purview of each committee. The Audit Committee focuses on oversight of financial risks relating to the company, the Compensation Committee focuses primarily on risks relating to executive compensation plans and arrangements and the Nominating/Corporate Governance Committee focuses on corporate governance risks relating to the company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full Board of Directors keeps itself regularly informed regarding such risks through management and committee reports and otherwise. Further, the Board of Directors routinely meets with our Chief

Technology Officer to assess cybersecurity risks and to evaluate the status of our cybersecurity efforts, which include a broad range of tools and training initiatives that work together to protect the data and systems used in our business.

The company’s management team reports to our Board of Directors the significant risks we face, highlighting any new risks that may have arisen since they last met. In addition, members of our Board of Directors have the opportunity to routinely meet with members of senior management, as appropriate, in connection with their consideration of matters submitted for the approval of our Board of Directors and the risks associated with such matters.

Further, we maintain a Disclosure Committee that meets at least quarterly. The purpose of our Disclosure Committee is to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. Results of the Disclosure Committee’s meetings and determinations are communicated quarterly to the Audit Committee.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating/Corporate Governance Committee. The current charters for each of these committees are available on our corporate website at www.pjtpartners.com under the “Investor Relations/Corporate Governance/Governance Documents” section. Further, we will provide a copy of these charters without charge to any stockholder upon written request. Requests for copies should be addressed to our Corporate Secretary. From time to time, our Board of Directors also may create additional committees for such purposes as our Board of Directors may determine. We believe that the functioning of each of the committees of our Board of Directors complies with the applicable requirements of the NYSE and SEC rules and regulations.

Audit Committee. We have a standing Audit Committee, consisting of Kenneth C. Whitney (Chair), Dennis S. Hersch and Emily K. Rafferty, each of whom is “independent” and “financially literate” as such terms are defined by the applicable rules of the SEC and/or NYSE. Our Board of Directors has determined that Mr. Whitney, Mr. Hersch and Ms. Rafferty possess accounting or related financial management expertise within the meaning of the NYSE listing standards and that each of Mr. Whitney, Mr. Hersch and Ms. Rafferty qualifies as an “audit committee financial expert” as defined under the applicable SEC rules.

The Audit Committee assists our Board of Directors in fulfilling its responsibility relating to the oversight of: (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm. Additional information regarding the functions performed by our Audit Committee is set forth in the “Report of the Audit Committee” included in this Proxy Statement.

Compensation Committee. We have a standing Compensation Committee, consisting of Thomas M. Ryan (Chair) and Dennis S. Hersch, each of whom is “independent” as defined by the applicable rules of the NYSE and is a “non-employee director” as defined by the applicable rules and regulations of the SEC. The Compensation Committee discharges the responsibilities of our Board of Directors relating to the oversight of our compensation programs and compensation of our executives. In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has retained Willis Towers Watson & Co. as its independent outside compensation consultant primarily to assist in analyzing the competitiveness of its executive compensation as well as to provide expertise and advice on various matters brought before the Compensation Committee. On February 22, 2018, the Compensation Committee considered the independence of Willis Towers Watson and determined that it did not have a conflict of interest.

Nominating/Corporate Governance Committee. We have a standing Nominating/Corporate Governance Committee, consisting of Emily K. Rafferty (Chair), James Costos and Thomas M. Ryan. Each of Ms. Rafferty and Messrs. Costos and Ryan is “independent” as such term is defined by the applicable rules of the NYSE. The Nominating/Corporate Governance Committee assists our Board of Directors in fulfilling its responsibility relating to corporate governance by: (1) identifying individuals qualified to become directors and recommending that our Board of Directors select the candidates for all directorships to be filled by our Board of Directors or by our stockholders; (2) overseeing the evaluation of the Board of Directors; (3) developing and recommending the content of our Corporate Governance Guidelines and Code of Business Conduct and Ethics to our Board of Directors; and (4) otherwise taking a leadership role in shaping our corporate governance.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is a current or former officer or employee of the company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Board and Committee Meetings; Annual Meeting Attendance

During 2017, our Board of Directors held eight meetings, our Audit Committee held eight meetings, our Compensation Committee held four meetings and our Nominating/Corporate Governance Committee held two meetings. During such time, each director attended at least 75% of each of the meetings of the Board of Directors and committees on which he or she served during the period for which he or she was a director or committee member, respectively. The independent directors of the company regularly meet in executive session without management. Under the Corporate Governance Guidelines adopted by our Board of Directors, Dennis S. Hersch, our lead independent director, presides at such executive sessions.

Under our Corporate Governance Guidelines, directors are expected to attend our annual meetings of stockholders. All of our directors attended our 2017 annual meeting, either in person or by telephone.

Communications with the Board of Directors

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to any then-serving lead independent director, to the chairperson of any of the Audit, Nominating/Corporate Governance and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to our General Counsel at PJT Partners Inc., 280 Park Avenue, New York, New York 10017, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

COMPENSATION OF DIRECTORS

Members of our Board of Directors who are members of management receive no additional compensation for their services as directors. For the annual service periods from June 1, 2016 to May 31, 2017 and from June 1, 2017 to May 31, 2018, each non-management director received an annual base retainer in the amount of $125,000 in the form of cash, restricted stock units or a combination thereof as determined by such director.

On February 22, 2018, the Compensation Committee modified the compensation for our non-management directors such that, from the annual service period beginning June 1, 2018, each non-management director will receive an annual base retainer in the amount of $175,000, with a minimum of 50% (and, if selected by the non-management director, up to 100%) of such annual retainer delivered in the form of restricted stock units.

Subject to continued service, restricted stock units granted pursuant to a director’s election vest quarterly in substantially equal installments over the subject year of service, with vesting accelerated upon death, disability or a change in control of the company. Vested restricted stock units will be settled on the earliest of the termination of service of such director, the fifth anniversary of the grant date and a change in control of the company, and will be settled in either shares of the company’s Class A common stock or cash (or a combination thereof) at the discretion of the Compensation Committee.

Each new non-management director also receives a one-time grant of restricted stock units in an amount having a value of $100,000. Subject to continued service, the one-time restricted stock unit grant vests in substantially equal installments annually over four years, with vesting accelerated upon death, disability or a change in control of the company. Upon vesting, the one-time restricted stock unit grant will be settled on the earliest of the termination of service of the director, the fourth anniversary of the grant date and a change in control of the company, and will be settled in either shares of the company’s Class A common stock or cash (or a combination thereof) at the discretion of the Compensation Committee. We also reimburse each of our non-management directors for his or her travel expenses incurred in connection with his or her attendance at meetings of the Board of Directors and its committees.

The PJT Partners Inc. 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) limits the amount of compensation that may be awarded to the non-management members of our Board of Directors (including both equity awards and any cash fees paid to the non-management members of our Board of Directors, but excluding expense reimbursement) in any fiscal year to $750,000 in total value. Further, our Compensation Committee has engaged Willis Towers Watson & Co., an outside independent compensation consultant, to provide guidance with respect to compensation paid to our non-management members of our Board of Directors.

Minimum Equity Ownership Guidelines

In February 2018, our Compensation Committee adopted minimum equity ownership guidelines that require our independent directors to maintain equity ownership in the company (including Partnership Units, LTIP Units or restricted stock units) having a market value equal to or greater than three times the $175,000 annual base retainer. Each independent director must achieve the minimum equity investment within five years from the later of the adoption of the guidelines (for directors in place at that time of the adoption of the guidelines) and the date of such director’s election to our Board of Directors (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

Director Compensation for Fiscal Year 2017

The 2017 compensation of the non-management directors who served on the Board of Directors in 2017 is set forth in the table below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
James Costos	111,458(2)	99,984	211,442

Dennis S. Hersch	—	124,989	124,989

Emily K. Rafferty	125,000	—	125,000

Thomas M. Ryan	—	124,989	124,989

Kenneth C. Whitney	125,000	—	125,000

(1)

The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in fiscal year 2017 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”). A discussion of the assumptions used in calculating these values can be found in Note 10 to our 2017 audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Mr. Costos joined our Board of Directors on February 7, 2017. Upon his joining the board, he was granted a one-time grant of 3,108 restricted stock units having a grant date fair value in accordance with ASC Topic 718 of $99,984, or $32.17 per share underlying each restricted stock unit. Subject to continued service, this one-time restricted stock unit grant vested or generally will vest in substantially equal installments annually over four years. The shares of Class A common stock underlying such vested restricted stock units will be delivered on the earliest of (i) the termination of the director’s services, (ii) February 7, 2021, and (iii) a change in control of the company.

Each of Messrs. Hersch and Ryan elected to receive their annual retainer entirely in restricted stock units. On June 1, 2017, each of Messrs. Hersch and Ryan was awarded 3,142 restricted stock units with a grant date fair value computed in accordance with ASC Topic 718 of $124,989, or $39.78 per share underlying each restricted stock unit, for their service on the Board of Directors from June 1, 2017 to May 31, 2018. Subject to continued service as a director, 25% of each of these restricted stock unit grants vested or generally will vest on each of on each of August 31, 2017, November 30, 2017, February 28, 2018 and May 31, 2018. The shares of Class A common stock underlying such vested restricted stock units will be delivered on the earliest of (i) the termination of the director’s services, (ii) June 1, 2022, and (iii) a change in control of the company.

As of December 31, 2017, Mr. Costos owned 3,122 unvested restricted stock units, Messrs. Hersch and Ryan each owned 3,994 unvested restricted stock units, and Ms. Rafferty and Mr. Whitney each owned 2,416 unvested restricted stock units. These amounts include restricted stock units credited as dividend equivalents on the underlying restricted stock units held by Ms. Rafferty and Messrs. Costos, Hersch, Ryan and Whitney in connection with dividends paid by the company to holders of its Class A common stock. Credited dividend equivalents are subject to the same terms and conditions as the underlying restricted stock units.

(2)	Mr. Costos joined our Board of Directors in February 2017. Therefore, the amount reported for Mr. Costos reflects the pro-rated portion of his annual cash retainer earned from the date of appointment.

COMPENSATION OF OUR EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section of our Proxy Statement discusses the principles underlying our executive compensation policies and decisions. In addition, this section provides qualitative information about the manner and context in which compensation is awarded to, and earned by, our Named Executive Officers, and places in context the data presented in the tables and narrative that follow.

Throughout this Proxy Statement, our Named Executive Officers for the fiscal year ended December 31, 2017 are as follows: Paul J. Taubman, our Chairman and Chief Executive Officer; Ji-Yeun Lee, our Managing Partner; Helen T. Meates, our Chief Financial Officer; and James W. Cuminale, our General Counsel (our “Named Executive Officers”).

2017 Compensation Highlights

•	Total awarded compensation for our Named Executive Officers was flat for 2017 performance year, compared to 2016 performance year

•	A significant portion of the total compensation paid to our Named Executive Officers was delivered as a long-term incentive in the form of restricted stock units that vest over three years

•	Our compensation structures are designed to encourage a focus on sustainable franchise growth and collaboration and do not include individual revenue pay-outs

•	Long-term incentive compensation is subject to clawback provisions that can be applied in appropriate circumstances

•	We engage an independent compensation consultant to advise our Compensation Committee, which is comprised solely of independent directors

•

The independent compensation consultant performs a compensation benchmarking analysis using available data to ensure that our compensation programs are competitive with those of other independent investment banks

Compensation Philosophy

Our executive compensation program considers firm-wide financial measures to ensure alignment with stockholders and a cohesive working environment amongst senior executives, in addition to goals targeted to each of the Named Executive Officers.

In order to ensure that we are able to attract and retain executives and other professionals that will contribute to the long-term success of PJT Partners, our compensation program for the firm overall also aims to be market-competitive versus our peers (in both quantum and structure).

In order to meet these objectives, our compensation program includes:

•	annual incentive compensation that places a strong emphasis on financial performance, with the flexibility to assess company and individual performance;

•	an appropriate link between compensation and the creation of stockholder value through equity awards;

•	a focus on sustainable franchise growth and collaboration, and therefore does not include individual revenue pay-outs; and

•	long-term incentives that do not promote excessive risk-taking.

Roles of our Compensation Committee, Compensation Consultant and Management

Compensation Committee

Our Compensation Committee is comprised entirely of independent directors. Our Compensation Committee has overall responsibility for monitoring the performance of our Named Executive Officers and evaluating and approving our executive compensation plans, policies and programs. In addition, our Compensation Committee oversees the Omnibus Incentive Plan.

Through October 1, 2018, Mr. Taubman is paid in accordance with his Partner Agreement (see “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table—Partner Agreements—Partner Agreements with Paul J. Taubman”). With respect to the other Named Executive Officers, our Compensation Committee seeks input from our Chief Executive Officer, reviews and approves all components of our other Named Executive Officers’ compensation and ensures that compensation aligns with the company’s strategic plan.

Compensation Consultant

Since 2016, our Compensation Committee has engaged Willis Towers Watson & Co., an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. Willis Towers Watson provides our Compensation Committee with advice concerning the types and levels of compensation to be paid to our Named Executive Officers. Willis Towers Watson provides the committee with peer executive and non-employee director compensation data, as well as expertise and advice on various matters brought before the committee. The Compensation Committee utilizes Willis Towers Watson’s advice and insights to inform the eventual decision making process.

The Compensation Committee has the sole authority to retain and terminate the independent compensation consultant and approve fees and other engagement terms. Our Compensation Committee requires that its consultant be independent of company management. Our Compensation Committee performs an annual assessment of the consultant’s independence to determine whether the consultant is independent. Our Compensation Committee most recently assessed Willis Towers Watson’s independence on February 22, 2018 and confirmed that Willis Towers Watson is independent and that Willis Towers Watson’s work has not raised any conflict of interests.

Management

Our Chief Executive Officer attends Compensation Committee meetings, provides information as to the individual performance of the other Named Executive Officers and makes annual recommendations to our Compensation Committee of appropriate compensation levels. He also develops annual performance goals focused on the company’s tactical and strategic objectives against which our Named Executive Officers will generally be measured. Our Chief Executive Officer and our Head of Human Resources present an evaluation against those objectives to the Compensation Committee as part of the annual compensation process. The broader population compensation pool funding and structure is assessed considering the company’s tactical and strategic objectives as well as the performance of each business and is presented by our Chief Executive Officer and our Head of Human Resources to the Compensation Committee for approval. All components of our Named Executive Officers’ compensation must be approved by our Compensation Committee in its sole discretion.

Benchmarking Process

In developing our compensation programs, our Compensation Committee commissions a compensation benchmarking analysis to ensure that our programs are competitive with those of other independent investment banks, including consideration of the cost of equivalent talent in the markets in which we operate. Our Compensation Committee reviews our Named Executive Officer compensation in relation to other financial institutions, working with Willis Towers Watson, who provides market data and practices for consideration, as well as executive compensation trends and developments. The available data reviewed included that of independent investment banks as well as relevant roles at bulge brackets firms occupied by similarly experienced talent. The public competitors considered within the independent investment bank benchmarking data included Evercore Inc., Greenhill & Co., Inc., Houlihan Lokey, Inc., Lazard Ltd, and Moelis & Company. The members of our peer group are reviewed each year to determine relevance of the peer set while taking into consideration data availability.

For purposes of determining our overall level of executive compensation (i.e., base salary and annual incentive compensation), our Compensation Committee generally reviews compensation in light of peer group anticipated compensation levels, but does not limit target setting to a particular peer group percentile.

Our Compensation Committee also takes into account other factors, including the executive’s role and experience, as compared to our peers’ executives. Ultimately, our Compensation Committee believes that appropriate compensation for a particular executive should be made based on the full review of company and individual performance, while also considering market data.

Overall, as set forth below in “Elements of Our Compensation Program,” Willis Towers Watson determined that our executive compensation programs, as structured, are appropriately competitive relative to our peers.

Elements of Our Compensation Program

Compensation provided to our Named Executive Officers consists of base salary, annual incentive compensation, which includes cash bonus and long-term incentive awards granted in the form of restricted stock units, and other perquisites and benefits, each of which is described in more detail below.

Base Salary

The base salary payable to each Named Executive Officer provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by our Compensation Committee and may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development, and increased responsibility.

2017 Base Salaries. We provided an annual base salary of $1,000,000, $1,000,000, $500,000 and $500,000 to each of Mr. Taubman, Ms. Lee, Ms. Meates and Mr. Cuminale, respectively. The amount of the base salary for the Named Executive Officers is set in accordance with the terms of their respective partner agreements with us, and may be adjusted from time to time in accordance with those agreements. These base salaries have not been adjusted since October 1, 2015 for Mr. Taubman, January 1, 2016 for Ms. Lee, October 1, 2015 for Ms. Meates and January, 1, 2017 for Mr. Cuminale.

Annual Incentive Compensation

Named Executive Officers are eligible to receive discretionary compensation on an annual basis to incentivize the achievement of key short- and long-term corporate strategic goals and to motivate certain desired individual behaviors. We do not set specific quantitative performance targets upon which the annual incentive compensation paid to our Named Executive Officers would become payable. Instead, the annual incentive compensation paid to our Named Executive Officers is determined based on a performance evaluation conducted by our Compensation Committee with the assistance of Mr. Taubman and our Head of Human Resources, other than with respect to compensation to be paid to Mr. Taubman. A portion of the annual incentive compensation is paid in cash and a portion is paid in the form of long-term incentive awards granted in the form of restricted stock units.

The evaluation with respect to the annual incentive compensation paid to Ms. Lee, Ms. Meates and Mr. Cuminale for the 2017 performance year involved an analysis of both (i) our overall company performance and (ii) the performance of the individual officer and his or her contributions to the company, including consideration of role-specific goals previously agreed to by the Compensation Committee.

Overall company performance: The Compensation Committee’s executive compensation decisions consider firm-wide financial performance as a collective measure to ensure alignment with shareholders and to foster a cohesive working environment amongst senior executives. With respect to overall company performance, the factors considered for our Named Executive Officers were: operating revenue growth; adjusted pre-tax income; adjusted net income per share; and share price performance.

Performance of the individual Named Executive Officer: Individual, role-specific performance goals have been identified as goals where the Named Executive Officer is most able to influence the relevant outcome, acknowledging they may not be solely responsible for such outcomes and that success against these goals is also the collective responsibility of the executive team. In defining these goals we have also considered their relevance to the stage of the company’s development.

Ji-Yeun Lee: With respect to individual performance, the factors considered for Ms. Lee were her leadership and executive management role with our company, including: effectively driving collaboration across businesses and corporate functions; attraction and retention of top talent to the company; and momentum in our Strategic Advisory buildout.

Helen T. Meates: With respect to Ms. Meates, factors considered included: Ms. Meates’s leadership and oversight of our global finance function, including building and maintaining relationships with our investors; and providing the necessary tools and analytics to facilitate effective guardianship of our non-compensation costs.

James W. Cuminale: With respect to Mr. Cuminale, factors considered included: Mr. Cuminale’s leadership and oversight of our global legal and compliance functions; effectively managing the firm’s risk exposure to any potential litigation and regulatory matters; and effectively developing the firm’s compliance culture.

Cash Bonus. The portion of each Named Executive Officer’s 2017 annual incentive compensation paid in cash was as follows: Ms. Lee—$1,562,500; Ms. Meates—$1,037,500; and Mr. Cuminale—$900,000. Mr. Taubman has not received any compensation in excess of base salary with respect to performance years 2015 through 2017, and we do not anticipate paying Mr. Taubman annual incentive compensation through October 1, 2018, the third anniversary of the closing of our spin-off, in accordance with the terms of Mr. Taubman’s Partner Agreement.

Long-Term Incentive Awards. The Compensation Committee believes that a substantial portion of each Named Executive Officer’s annual incentive compensation (other than Mr. Taubman, who received a $1,000,000 base salary as referenced above) should be in the form of long-term incentive awards, which for performance year 2017 were granted in the form of restricted stock units that will be satisfied by delivery of shares of our Class A common stock in equal annual installments over a three year vesting period. Long-term incentive awards encourage management to create stockholder value over the long term, because the value of the equity awards is directly attributable to the price of our Class A common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years.

The portion of each Named Executive Officer’s 2017 annual incentive bonus paid in the form of restricted stock units was as follows: Ms. Lee—$1,937,500; Ms. Meates—$962,500; and Mr. Cuminale—$850,000. The restricted stock units were granted on February 13, 2018. As these restricted stock units were granted in 2018, pursuant to the rules of the SEC, the grant date fair value of these restricted stock unit awards will be reflected in the “Stock Awards” column in the “Summary Compensation Table” for 2018.

For performance year 2017, the percentage of the Named Executive Officer’s total annual incentive compensation that was delivered as a long-term incentive in the form of restricted stock units was approximately 55% for Ms. Lee, 48% for Ms. Meates and 49% for Mr. Cuminale.

Alternative Presentation of Annual Compensation

The following table is presented to show how our Compensation Committee viewed annual compensation for our Named Executive Officers with respect to their 2017 performance, and includes base salary as well as cash bonus and long-term incentive awards with respect to their 2017 performance, which was granted in February 2018. This table differs substantially from the “Summary Compensation Table” below and is not a substitute for that table. The “Summary Compensation Table” provides compensation information as required by SEC regulations, and therefore reflects for 2017 the grant date fair value of long-term incentive awards granted during the 2017 calendar year (i.e., those awards granted in February 2017 with respect to 2016 performance), while not including the long-term incentive awards granted in February 2018 with respect to 2017 performance.

Name and Principal Position	Year	Salary $	Cash Bonus(1) $	Stock Awards $	Total(2) $
Paul J. Taubman	2017	1,000,000	—	—	1,000,000
Chairman and CEO	2016	1,000,000	—	—	1,000,000
	2015	1,000,000	—	—	1,000,000

Ji-Yeun Lee	2017	1,000,000	1,562,500	1,937,500	4,500,000
Managing Partner	2016	1,000,000	2,850,200	649,800	4,500,000
	2015	350,000	650,000	—	1,000,000

Helen T. Meates	2017	500,000	1,037,500	962,500	2,500,000
Chief Financial Officer	2016	500,000	1,694,538	305,462	2,500,000
	2015	500,000	1,750,000	—	2,250,000

James W. Cuminale	2017	500,000	900,000	850,000	2,250,000
General Counsel	2016	350,000	1,614,532	285,468	2,250,000
	2015	350,000	1,562,500	—	1,912,500

(1)

For 2016 performance year, a portion of the cash bonus was paid in the form of restricted cash subject to forfeiture over a three year period as follows: Ms. Lee—$812,700; Ms. Meates—$382,038 and Mr. Cuminale—$357,032. For 2015 performance year, a portion of the cash bonus was paid in the form of restricted cash subject to forfeiture over a three year period as follows: Ms. Lee—$120,000; Ms. Meates—$575,000 and Mr. Cuminale—$490,625.

(2)	Mr. Cuminale’s 2015 total compensation was adjusted from an annualized rate of $2,250,000 in consideration of his joining the company during the calendar year.

Retirement Arrangements

We have a 401(k) savings plan for eligible employees, including our Named Executive Officers, and may, in our sole discretion, provide annual matching contributions to certain 401(k) plan participants. We currently do not offer matching contributions to our Named Executive Officers.

Employee Benefits

Eligible employees, including our Named Executive Officers, participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance coverage. Our Named Executive Officers participate in these programs on the same basis as eligible employees generally, but the company does not pay for any portion of such employee benefits for partners, including our Named Executive Officers.

On occasion, certain of our Named Executive Officers and their families may make use of aircraft procured by the company, and any such personal use is charged to the Named Executive Officer based on market rates and usage.

Compensation Program Governance Features

Clawback Policy

Pursuant to the terms of the PJT Partners Inc. 2015 Bonus Deferral Plan (the “Bonus Deferral Plan”), if at any time before an applicable restricted stock unit vesting date, the Compensation Committee determines, in its sole and absolute discretion, that any of the following events has occurred, the company is authorized to cancel (and the employee would forfeit) an appropriate portion of the then unvested portion of the employee’s award granted pursuant to the Bonus Deferral Plan and any rights to dividend equivalents thereon:

•

misconduct by the employee in taking actions, or failing to take actions, that result in, or reasonably could be expected to result in, material detriment to the company or its business activities, including without limitation financial or reputational harm to the company or its business activities;

•

fraud, material misrepresentation or other dishonest acts by the employee which resulted in a determination by the Compensation Committee of an amount of such employee’s annual bonus that was greater than the amount the employee would have otherwise been entitled to but for such fraud, material misrepresentation or other dishonest act;

•

the employee’s gross negligence in, or other impropriety related to (including any failure to monitor or discharge supervisory or managerial responsibilities), failing to timely and reasonably identify, raise or assess issues and/or concerns with respect to risks material to the company or its business activities; or

•	following the termination of the employee’s employment, the company determines that such employee’s employment could have been terminated by the company for cause.

Nothing contained in the Bonus Deferral Plan limits or restricts the company from seeking repayment of any vested portions of an award made pursuant to the Bonus Deferral Plan already distributed to an employee, pursuant to any applicable clawback requirements imposed under applicable laws, rules and regulations. Accordingly, the clawback provisions contained in the Bonus Deferral Plan shall (i) be in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to our Chief Executive Officer and Chief Financial Officer and (ii) otherwise be deemed automatically amended to include the requirements of Section 954 of the Dodd-Frank

Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and any related rules or regulations promulgated by the SEC or the NYSE.

Our Compensation Committee intends to periodically review this clawback policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Hedging and Pledging of our Securities

Our employees, including our Named Executive Officers, are prohibited from engaging in a transaction meant to hedge or minimize losses in our securities, including engaging in transactions in puts, calls or other derivatives on our securities, or short-selling our securities.

Our employees, including our Named Executive Officers, are prohibited from pledging our securities as collateral for a loan unless such pledging is approved by our General Counsel.

Minimum Equity Ownership Guidelines for Executive Officers

In February 2018, our Compensation Committee adopted minimum equity ownership guidelines that require each Named Executive Officer to maintain equity ownership in the company (including Partnership Units, LTIP Units or restricted stock units) having a market value equal to or greater than a multiple of such Named Executive Officer’s base salary (ten times base salary for the Chairman and Chief Executive Officer and five times for the other Executive Officers). Each executive officer must achieve the minimum equity investment within five years from the later of the adoption of the guidelines (for Named Executive Officers in place at that time of the adoption of the guidelines) and the date of such Named Executive Officer’s appointment (for subsequently appointed Named Executive Officers).

Named Executive Officer/Director	Ownership Requirement Multiple	Ownership Requirement Value
Paul J. Taubman	10X Base Salary	$10,000,000
Ji-Yeun Lee	5X Base Salary	$5,000,000
Helen T. Meates	5X Base Salary	$2,500,000
James W. Cuminale	5X Base Salary	$2,500,000

Our Compensation Committee also adopted minimum equity ownership guidelines for our non-management directors. See “Compensation of Directors—Minimum Equity Ownership Guidelines” above.

Vesting of Equity Awards

Our practice is to grant equity awards to our Named Executive Officers that generally vest over a period of several years, with the vesting of the first tranche of any such equity award at least one year from the grant date.

No Individual Revenue Pay-Outs

We have a no individual revenue pay-outs philosophy as it relates to annual incentive compensation, and no contractual entitlement to severance. To provide further flexibility with respect to employment and compensation matters, we maintain a flexible termination practice with no contractual rights to continued employment (other than for a notice and garden leave period) and no contractual right to severance upon termination.

Risk Considerations in our Compensation Programs

Our Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and Willis Towers Watson, and our Compensation

Committee does not believe the goals or the underlying philosophy of our compensation programs encourage excessive or inappropriate risk taking.

Our discretionary compensation program is designed to reflect the performance of our firm and the performance of the individual employee, and we believe its design discourages excessive risk taking. For example, paying a significant portion of discretionary compensation in the form of equity awards, all with multi-year vesting periods, encourages each of our senior professionals to be sensitive to long-term risk outcomes, as the value of their awards increase or decrease with the price of our Class A common stock. Our Named Executive Officers are prohibited from hedging their shares of our Class A common stock and from pledging such shares without pre-approval of our General Counsel. We believe these criteria will provide our employees additional incentives to prudently manage the range of risks inherent in our business. Based on this, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

Award Timing

Annual equity awards were granted to Named Executive Officers and all other PJT Partners employees on February 13, 2018 following the company’s public announcement of its financial results for the prior fiscal year. The equity awards were delivered in the form of restricted stock units with aggregate number of restricted stock units determined on the basis of the average closing price of a share of Class A common stock over the five trading days immediately prior to and the five trading days immediately following the date that PJT Partners first publicly issued its earnings release for full year 2017, with grants made effective the final day of this window.

REPORT OF THE COMPENSATION COMMITTEE

The following Compensation Committee report to stockholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by our Compensation Committee:

Thomas M. Ryan, Chair

Dennis S. Hersch

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our Named Executive Officers in respect of fiscal years 2015, 2016 and 2017, under the rules of the SEC.

Name and Principal Position	Year	Salary $	Bonus(1) $	Stock Awards(2) $	Total $
Paul J. Taubman	2017	1,000,000	—	—	1,000,000
Chairman and CEO	2016	1,000,000	—	—	1,000,000
	2015	250,000	—	75,202,100	75,452,100

Ji-Yeun Lee	2017	1,000,000	1,562,500	649,800	3,212,300
Managing Partner	2016	1,000,000	2,850,200	—	3,850,200
	2015	87,500	650,000	12,272,950	13,010,450

Helen T. Meates	2017	500,000	1,037,500	305,462	1,842,962
Chief Financial Officer	2016	500,000	1,694,538	—	2,194,538
	2015	125,000	1,750,000	2,386,100	4,261,100

James W. Cuminale	2017	500,000	900,000	285,468	1,685,468
General Counsel	2016	350,000	1,614,532	—	1,964,532
	2015	87,500	1,562,500	2,529,150	4,179,150

(1)

2017 amounts represent the cash component of the annual incentive compensation earned for 2017 performance and paid in the following year. The remainder of the 2017 performance year annual incentive compensation was paid in the form of restricted stock units, as discussed above in “Executive Compensation Elements—Long-Term Incentive Awards.” As these restricted stock units were granted on February 13, 2018, pursuant to the rules of the SEC the bonus amounts reported for 2017 for Ms. Lee, Ms. Meates and Mr. Cuminale do not include their respective portion of the annual incentive compensation that was paid in restricted stock units. The amounts granted in the form of restricted stock units for performance year 2017 were as follows: Ms. Lee—$1,937,500, Ms. Meates—$962,500, and Mr. Cuminale—$850,000.

(2)

The amounts included in this column represent the aggregate grant date fair value of the equity awards computed in accordance with ASC Topic 718. A discussion of the assumptions used in calculating these values can be found in Note 10 to our 2017 audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. For 2017, the value represents the grant of restricted stock units on February 15, 2017 for the 2016 performance year.

Grants of Plan-Based Awards in 2017

The following table discloses the number of plan-based awards granted in 2017 to our Named Executive Officers and the grant date fair value of these awards.

Name	Grant Date	Action Date(1)	All Other Stock Awards: Number of Shares of Stock or Stock Units(2) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Paul J. Taubman	—	—	—	—
Ji-Yeun Lee	2/15/17	1/12/17	19,152	702,112
Helen T. Meates	2/15/17	1/12/17	9,003	330,050
James W. Cuminale	2/15/17	1/12/17	8,414	308,457

(1)

Restricted stock unit awards awarded as long-term incentives are granted in the year following the fiscal year performance period. For instance, the restricted stock units granted to each of the Named Executive Officers for 2017 were actually granted in February 2018 and therefore, are not included in this table since they were not granted in 2017.

The Compensation Committee acted to award year-end equity based awards for the 2016 performance period at its regularly scheduled meeting on January 12, 2017, with the grants becoming effective on February 15, 2017.

(2)

Represents restricted stock units granted to each Named Executive Officer, other than Mr. Taubman, for 2016 performance. Any dividends paid by us on our Class A common stock will be accrued in additional restricted stock units on such restricted stock unit amounts and such additional dividend restricted stock units so credited shall be or become vested to the same extent as the restricted stock units that resulted in the crediting of such additional restricted stock units with respect to each vesting tranche of restricted stock units.

(3)

We used the average closing price of a share of our Class A common stock over the five trading days immediately prior to and the five trading days immediately following the date that we first publicly issued our earnings release for 2017 in order to determine the number of restricted stock units to be granted, with grants made effective on February 15, 2017, the final day of this window period. Since the grant date fair value of these restricted stock unit awards is computed in accordance with GAAP, the amounts reported generally differ from the dollar amount of the portion of the 2016 performance year long-term incentive award grant.

Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Partner Agreements

Partner Agreement with Paul J. Taubman

PJT Partners Holdings entered into a partner agreement with Mr. Taubman (the “CEO Agreement”) on October 1, 2015. The CEO Agreement provides for an annual base salary of $1,000,000 through October 1, 2018, the third anniversary of the closing of the merger and spin-off transactions. Thereafter, Mr. Taubman’s compensation will be determined by our Compensation Committee, subject to a minimum annual base salary of $350,000.

Mr. Taubman is generally subject to covenants of non-competition and non-solicitation of employees, consultants, clients and investors during his service to PJT Partners Holdings and for a period (the “Restriction Period”) ending on the later of (x) March 31, 2017 and (y) one year following the termination of his service to PJT Partners Holdings in the case of the non-competition restrictions, and two years following the termination of his service to PJT Partners Holdings in the case of the non-solicitation restrictions. If Mr. Taubman is terminated by PJT Partners Holdings without cause or he resigns for good reason, the foregoing periods of time during which he will be subject to the non-competition restrictions will be reduced to 120 days and 90 days, respectively. If Mr. Taubman’s service with PJT Partners Holdings is terminated for any reason other than his resignation without Board Change Good Reason or a termination of service by PJT Partners Holdings for cause, in each case within 24 months following a Board Change of Control, then (1) the covenants of non-competition and non-solicitation of client and investors will expire upon termination, and (2) the covenants of non-solicitation of employees and consultants will expire six months after termination. Mr. Taubman is also subject to perpetual covenants of confidentiality and non-disparagement.

For purposes of the CEO Agreement:

•

“cause” means the occurrence or existence of any of the following: (i) Mr. Taubman’s willful act of fraud, misappropriation, or embezzlement against PJT Partners Holdings that has a material adverse effect on the business of PJT Partners Holdings; (ii) Mr. Taubman’s conviction of a felony; or (iii) an un-appealable final determination by a court or regulatory body having authority with respect to securities laws that Mr. Taubman violated any applicable securities laws or any rules or regulations thereunder if such final determination (A) bars Mr. Taubman from employment in the securities industry or (B) renders Mr. Taubman unable to substantially perform his duties to PJT Partners Holdings; provided that, PJT Partners Holdings must provide a notice of termination to Mr. Taubman within 60 days of the occurrence of the event constituting “cause,” and, other than with respect to clause (ii) above, Mr. Taubman will have the opportunity to cure within 30 days of receiving such notice.

•

“good reason” means the occurrence of any of the following events without Mr. Taubman’s written consent: (i) a material adverse change in Mr. Taubman’s titles, positions, authority, duties or responsibilities; (ii) the assignment of any duties materially inconsistent with Mr. Taubman’s positions; (iii) a reduction of Mr. Taubman’s salary; (iv) the relocation of Mr. Taubman’s principal place of service to anywhere other than PJT Partners Holdings’ principal office; (v) a material breach by PJT Partners Holdings or its affiliates of the CEO Agreement or any other material agreement with PJT Partners Holdings or its affiliates; (vi) the failure of PJT Partners Holdings to nominate Mr. Taubman or Mr. Taubman’s failure to be elected to our Board of Directors (other than as a result of Mr. Taubman’s voluntary resignation) or Mr. Taubman’s removal as a member of the board by PJT Partners Holdings (other than for “cause”); (vii) the hiring or firing of any executive officer; or (viii) the failure by PJT Partners Holdings to obtain written assumption of the Partner Agreement by a purchaser or successor of PJT Partners Holdings; provided that, Mr. Taubman must provide a notice of termination to PJT Partners Holdings within 60 days of the occurrence of the event constituting “good reason,” and PJT Partners Holdings will have the opportunity to cure within 30 days of receiving such notice.

•

“Board Change Good Reason” means the occurrence of any of the following events without Mr. Taubman’s written consent: (i) a material adverse change in Mr. Taubman’s titles, positions, authority, duties or responsibilities; (ii) the assignment of any duties materially inconsistent with Mr. Taubman’s positions; (iii) a reduction of Mr. Taubman’s salary; (iv) the relocation of Mr. Taubman’s principal place of service to anywhere other than PJT Partners Holdings’ principal office; (v) a breach by PJT Partners Holdings or its affiliates of the CEO Agreement or any other material agreement with PJT Partners Holdings or its affiliates, (vi) the failure of PJT Partners Holdings to nominate Mr. Taubman or Mr. Taubman’s failure to be elected to our Board of Directors (other than as a result of Mr. Taubman’s voluntary resignation) or Mr. Taubman’s removal as a member of the board by PJT Partners Holdings (other than for “cause”); (vii) the failure by PJT Partners Holdings to obtain written assumption of the CEO Agreement by a purchaser or successor of PJT Partners Holdings, (viii) PJT Partners Holdings or any of its affiliates effecting a material disposition, acquisition or other business combination; (ix) PJT Partners Holdings or any of its affiliates entering into a new significant business line or discontinuing a significant existing business line, (x) the hiring or firing of any executive officer; or (xi) PJT Partners Holdings or any of its affiliates making any material compensation decisions with respect to partners or employees other than Mr. Taubman or PJT Partners Holdings or any of its affiliates failing to implement any material compensation decision made by Mr. Taubman with respect to partners or employees; provided that, Mr. Taubman must provide a notice of termination to PJT Partners Holdings within 120 days of the occurrence of the event constituting “Board Change Good Reason,” and PJT Partners Holdings will have the opportunity to cure within 10 days of receiving such notice.

•

“Board Change of Control” means a majority of the members of our Board of Directors ceasing to be “continuing directors” which means any member of our Board of Directors who: (i) was a member of such board immediately following the merger and spin-off transactions on October 1, 2015; or (ii) was nominated for election or elected or appointed to the board with the approval of a majority of the “continuing directors” who were members of such board at the time of such nomination, election or appointment.

Partner Agreements with Ji-Yeun Lee, Helen T. Meates and James W. Cuminale

PJT Partners Holdings entered into partner agreements with each of Ms. Lee, Ms. Meates and Mr. Cuminale on October 1, 2015. The agreements generally set forth the terms of service of each officer, including their respective compensation and benefits, as described in “Elements of our Executive Compensation Program.”

These officers are generally subject to covenants of non-competition and non-solicitation of employees, consultants, clients and investors during their service to PJT Partners Holdings and for a period (the “Restriction Period”) ending on the later of (x) March 31, 2017 and (y) one year following the termination of service to PJT Partners Holdings in the case of the non-competition restrictions, and two years following the termination of service to PJT Partners Holdings in the case of the non-solicitation restrictions. If the executive officer is terminated by PJT Partners Holdings without cause or the executive officer resigns for good reason, the foregoing periods of time during which they will be subject to the non-competition restrictions will be reduced to 120 days and 90 days, respectively. The officers are also subject to perpetual covenants of confidentiality and non-disparagement.

For purposes of the partner agreements with Ms. Lee, Ms. Meates and Mr. Cuminale:

•

“cause” means the occurrence or existence of any of the following: (i) (x) any material breach of the partner agreement (y) material breach of any material rules or regulations of PJT Partners Holdings applicable that have been provided that has a material adverse effect on the business of PJT Partners Holdings, or (z) deliberate and repeated failure to perform substantially the executive officer’s material duties to PJT Partners Holdings; provided that, in the case of any of the foregoing clauses (x), (y) or (z), PJT Partners

Holdings has given the executive officer written notice within fifteen days after PJT Partners Holdings becomes aware of such action and, to the extent such action is curable, the executive officer fails to cure such breach, failure to perform or conduct or behavior within fifteen days after receipt by the executive officer of such notice (or such longer period, not to exceed an additional fifteen days, as shall be reasonably required for such cure, provided that the executive officer is diligently pursuing such cure); (ii) any act of fraud, misappropriation, embezzlement or similar conduct by the executive officer against PJT Partners Holdings; or (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime of moral turpitude, or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations, that the executive officer individually has violated any securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) the executive officer’s ability to function as a partner, taking into account the services required of the executive officer and the nature of PJT Partners Holdings’ business, or (B) the business of PJT Partners Holdings.

•

“good reason” means the occurrence of any of the following events without the executive officer’s written consent: (i) a material adverse change in the executive officer’s title, authority, duties or responsibilities; (ii) the relocation of the executive officer’s principal place of service by more than 50 miles; (iii) a material breach by PJT Partners Holdings or its affiliates of the partner agreement or any other material agreement with PJT Partners Holdings or its affiliates; or (iv) the failure by PJT Partners Holdings to obtain written assumption of the partner agreement by a purchaser or successor of PJT Partners Holdings; provided that, the executive officer must provide a notice of termination to PJT Partners Holdings within 60 days of the occurrence of the event constituting Good Reason, and in the event the executive officer provides notice of “good reason,” PJT Partners Holdings will have the opportunity to cure such event constituting “good reason” within 30 days of receiving such notice.

Merger and Spin-off Transaction Equity Grants

Founder Units. Pursuant to the partner agreements and the agreement governing the merger and spin-off transactions (the “Transaction Agreement”), certain of our partners, including our Named Executive Officers, acquired Partnership Units in PJT Partners Holdings (“Founder Units”). For purposes of this discussion, Founder Units also include “Founder LTIP Units” in PJT Partners Holdings, which are a series of LTIP Units that participate, from issuance, in all distributions by PJT Partners Holdings (other than liquidating distributions), ratably, on a per unit basis, with Partnership Units. Founder Units vest over a five year period, with 20% vesting on October 9, 2017 (the third anniversary of the signing of the Transaction Agreement), 30% vesting on October 9, 2018 (the fourth anniversary of the signing of the Transaction Agreement), and 50% vesting on October 9, 2019 (the fifth anniversary of the signing of the Transaction Agreement).

Founder Earn-Out Units. Certain of our partners, including our Named Executive Officers, acquired LTIP Units in PJT Partners Holdings (referred to as “Earn-Out Units”), which are subject to both time and performance vesting. Earn-Out Units satisfy the time-vesting requirement over a five year period, with 20% vested on October 9, 2017 (the third anniversary of the signing of the Transaction Agreement), 30% vesting on October 9, 2018 (the fourth anniversary of the signing of the Transaction Agreement), and 50% vesting on October 9, 2019 (the fifth anniversary of the signing of the Transaction Agreement). The performance vesting requirement will be satisfied upon the shares of the company’s Class A common stock achieving certain volume-weighted average share price targets over any consecutive 30-day trading period, as follows:

•	20% of the Earn-Out Units will be earned upon achieving a volume-weighted average trading price of Class A common stock of $48 per share;

•	20% of the Earn-Out Units will be earned upon achieving a volume-weighted average trading price of Class A common stock of $55 per share;

•	20% of the Earn-Out Units will be earned upon achieving a volume-weighted average trading price of Class A common stock of $63 per share;

•	20% of the Earn-Out Units will be earned upon achieving a volume-weighted average trading price of Class A common stock of $71 per share; and

•	20% of the Earn-Out Units will be earned upon achieving a volume-weighted average trading price of Class A common stock of $79 per share.

The performance vesting requirements must be met prior to October 1, 2021, the sixth anniversary of the closing of the merger and spin-off transactions, and any Earn-Out Units not meeting the designated requirements prior to such date will be forfeited. No portion of the Earn-Out Units will become vested until both the time-vesting and performance-vesting conditions have been satisfied.

The Founder Units and Earn-Out Units are subject to the terms of the partnership agreement of PJT Partners Holdings, the Omnibus Incentive Plan and the applicable award agreements. The units are also subject to certain treatment in connection with a termination of service or a change in control. See “Potential Payments upon Termination of Employment or Change in Control—Merger and Spin-off Transaction Grants” below.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth the outstanding equity awards held by our Named Executive Officers as of December 29, 2017.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Paul J. Taubman	2,200,000(1)	100,320,000	3,050,000	139,080,000
Ji-Yeun Lee	383,251(2)	17,476,246	475,000	21,660,000
Helen T. Meates	89,050(3)	4,060,659	50,000	2,280,000
James W. Cuminale	88,458(4)	4,033,662	75,000	3,420,000

(1)

This amount consists of 2,200,000 Founder Units representing the unvested tranches of the 2,750,000 units acquired by Mr. Taubman upon closing of the merger and spin-off transactions on October 1, 2015, of which 825,000 vest on October 9, 2018 and 1,375,000 vest on October 9, 2019.

(2)

This amount consists of (i) 364,000 Founder Units representing the unvested tranches of the 455,000 units acquired by Ms. Lee upon closing of the merger and spin-off transactions on October 1, 2015, of which 136,500 vest on October 9, 2018 and 227,500 vest on October 9, 2019, (ii) 19,152 restricted stock units that vest ratably on March 1, 2018, 2019 and 2020, and (iii) 99 unvested dividend equivalent restricted stock units.

(3)

This amount consists of (i) 80,000 Founder Units representing the unvested tranches of the 100,000 units acquired by Ms. Meates upon closing of the merger and spin-off transactions on October 1, 2015, of which 30,000 vest on October 9, 2018 and 50,000 vest on October 9, 2019, (ii) 9,003 restricted stock units that vest ratably on March 1, 2018, 2019 and 2020, and (iii) 47 unvested dividend equivalent restricted stock units.

(4)

This amount consists of (i) 80,000 Founder Units representing the unvested tranches of the 100,000 units acquired by Mr. Cuminale upon closing of the merger and spin-off transactions on October 1, 2015, of which 30,000 vest on October 9, 2018 and 50,000 vest on October 9, 2019, (ii) 8,414 restricted stock units that vest ratably on March 1, 2018, 2019 and 2020, and (iii) 44 unvested dividend equivalent restricted stock units

(5)	Based on the closing price of our Class A common stock of $45.60 on December 29, 2017.

(6)

Earn-Out Units acquired upon closing of the merger and spin-off transactions on October 1, 2015 (including 1,474,553 units for Mr. Taubman that were received in exchange for the contribution of his interest in PJT Capital LP, our predecessor firm) that are subject to both time and performance vesting. Earn-Out Units satisfy the time-vesting requirement over a five year period, with 20% vested on October 9, 2017, 30% vesting on October 9, 2018, and 50% vesting on October 9, 2019. The performance vesting requirement will be satisfied upon the shares of Class A common stock achieving the applicable share price targets described above under “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table—Merger and Spin-off Transaction Equity Grants—Founder Earn-Out Units.” The number of Earn-Out Units reported reflects the total number of units granted even though the performance period will not end until October 1, 2021 and vesting is contingent on meeting certain volume-weighted average share price targets. Therefore, there is no assurance that any portion of these units will be earned. See “Partner Agreements—Merger and Spin-Off Transaction Equity Grants” for a description of the Earn-Out Units.

2017 Option Exercises and Stock Vested

The following table sets forth certain information regarding equity awards that vested in 2017 for our Named Executive Officers.

	Stock or Unit Awards
Name	Number of Shares or Units Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Paul J. Taubman	550,000	20,234,500
Ji-Yeun Lee	91,000	3,347,890
Helen T. Meates	20,000	735,800
James W. Cuminale	20,000	735,800

(1)	Represents the aggregate number of Founder Units that vested in 2017. These Founder Units were issued pursuant to the Omnibus Incentive Plan.

(2)

The value realized on vesting of the Founder Units is the product of (a) the closing price on the New York Stock Exchange of a share of our Class A common stock on the vesting date (or, if the vesting date was not a trading day, the immediately preceding trading day), multiplied by (b) the number of Founder Units vesting.

Potential Payments upon Termination of Employment or Change in Control

Other than with respect to the potential continued or accelerated vesting of outstanding equity awards that each of our Named Executive Officers may be entitled to in connection with certain terminations of employment or a change in control, our Named Executive Officers are not entitled to any additional payments or benefits following a change in control or upon termination of employment, and are only entitled to payments and benefits that are available generally on a non-discriminatory basis to all salaried employees, such as continuation of health care benefits through the end of the month of the termination of employment.

Merger and Spin-off Transaction Grants of Founder Units and Earn-Out Units

Paul J. Taubman

If Mr. Taubman’s service to PJT Partners Holdings terminates for any reason other than Mr. Taubman’s resignation without good reason or by PJT Partners Holdings for cause, then: (i) all unvested Founder Units will remain outstanding and continue to be eligible to vest during the Restriction Period (as defined above) and will vest in full upon the expiration of the Restriction Period (or, if earlier, the date of Mr. Taubman’s death); and (ii) the unvested Earn-Out Units will remain outstanding and become vested upon the satisfaction of the applicable stock price performance conditions and continue to be eligible to time vest on their regularly scheduled vesting dates during the Restriction Period, with full time-vesting at the end of the Restriction Period (or, if earlier, the date of Mr. Taubman’s death). If Mr. Taubman’s service is terminated because of death (other than within 24 months following a Board Change of Control), the time-vesting conditions for the Earn-Out Units will be deemed satisfied and all unvested Earn-Out Units will remain outstanding and become fully vested upon the satisfaction of the applicable stock price performance conditions.

Notwithstanding the foregoing, if Mr. Taubman’s service to PJT Partners Holdings is terminated for any reason other than his resignation without Board Change Good Reason (as defined above), or termination by PJT Partners Holdings for cause, in each case within 24 months following a Board Change of Control (as defined above), then all of Mr. Taubman’s unvested Founder Units and Earn-Out Units will fully vest upon such termination, without regard to any applicable service or performance vesting conditions. In the event of any other termination of Mr. Taubman’s service or his uncured breach of the non-competition or non-solicitation covenants contained in his partner agreement, his unvested Founder Units and Earn-Out Units will be forfeited automatically.

Upon a change in control of PJT Partners, then (i) all unvested Founder Units will vest in full immediately, and (ii) the time-vesting conditions for the Earn-Out Units will be deemed satisfied, but the performance-vesting conditions will be satisfied only if the applicable share price targets are achieved in connection with such change in control.

For these purposes, “cause” and “good reason” have the same meanings ascribed to such terms in Mr. Taubman’s partner agreement. See “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table—Partner Agreements—Partner Agreement with Paul J. Taubman” above.

Ji-Yeun Lee, Helen T. Meates and James W. Cuminale

If Ms. Lee’s, Ms. Meates’s or Mr. Cuminale’s service terminates for any reason other than such officer’s resignation without good reason or by PJT Partners Holdings for cause, then (i) all of such officer’s unvested Founder Units will remain outstanding and continue to be eligible to vest on their regularly scheduled vesting dates during the Restriction Period (as defined above) and will vest in full upon the expiration of the Restriction Period (or, if earlier, the date of such officer’s death), and

(ii) the unvested Earn-Out Units will become vested to the extent the applicable stock price performance conditions are met on or prior to the date of termination of service and, unless otherwise determined by Mr. Taubman, all remaining unvested Earn-Out Units will be forfeited. In the event of any other termination of the officer’s service or uncured breach of the non-competition or non-solicitation covenants (described below), such officer’s unvested Founder Units and Earn-Out Units will be forfeited automatically.

Upon a change in control of PJT Partners, then (i) all unvested Founder Units vest in full immediately, and (ii) the time-vesting conditions for the Earn-Out Units will be deemed satisfied, but the performance-vesting conditions will be satisfied only if the applicable share price targets are achieved in connection with such change in control.

For these purposes, “cause” and “good reason” have the same meanings ascribed to such terms in the partner agreements with each of Ms. Lee, Ms. Meates and Mr. Cuminale. See “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table—Partner Agreements—Partner Agreements with Ji-Yeun Lee, Helen T. Meates and James W. Cuminale” above.

Restricted Stock Unit Awards

If the participant’s employment is terminated for cause, the participant’s undelivered restricted stock units (vested and unvested) will be immediately forfeited, and if the participant resigns, the participant’s unvested restricted stock units will be immediately forfeited. Upon a change in control or termination of the participant’s services because of death, disability or without cause by the company, the shares underlying any outstanding restricted stock units (vested and unvested) will become immediately deliverable. In connection with a qualifying retirement, restricted stock units will continue to vest and be delivered over the applicable vesting period, subject to forfeiture if the participant violates any applicable provision of his her employment or partner agreement or engages in any competitive activity.

The following table quantifies the value of our Named Executive Officers’ outstanding equity awards that would accelerate and vest upon certain terminations of employment or a change in control. All calculations in this table are based on an assumed termination or change in control date of December 29, 2017.

Name	Accelerated Vesting of Equity Awards: Founder Units(1) ($)	Accelerated Vesting of Equity Awards: Founder Earn-Out Units(1) ($)	Accelerated Vesting of Equity Awards: Restricted Stock Units(1) ($)
Paul J. Taubman
Termination by us with “cause” or resignation by employee without “good reason”	—	—	N/A
Termination by us without “cause” or resignation by employee for “good reason” not within 24 months following a “Board Change of Control”	—(2)	—(3)	N/A
Termination by us without “cause” or resignation by employee for “Board Change Good Reason” within 24 months following a “Board Change of Control”	100,320,000	139,080,000	N/A
Disability	N/A	N/A	N/A
Death not within 24 months following “Board Change of Control”	100,320,000	—(4)	N/A
Death within 24 months following “Board Change of Control”	100,320,000	139,080,000	N/A
Change in control	100,320,000	—(5)	N/A

Ji-Yeun Lee
Termination by us with “cause” or resignation by employee without “good reason”	—	—	—
Termination by us without “cause”	—(2)	—(6)	877,846
Resignation by employee for “good reason”	—(2)	—(6)	N/A
Disability	N/A	N/A	877,846
Death	16,589,400	—(6)	877,846
Change in control	16,589,400	—(5)	877,846

Helen T. Meates
Termination by us with “cause” or resignation by employee without “good reason”	—	—	—
Termination by us without “cause”	—(2)	—(6)	412,659
Resignation by employee for “good reason”	—(2)	—(6)	N/A
Disability	N/A	N/A	412,659
Death	3,648,000	—(6)	412,659
Change in control	3,648,000	—(5)	412,659

James W. Cuminale
Termination by us with “cause” or resignation by employee without “good reason”	—	—	—
Termination by us without “cause”	—(2)	—(6)	385,662
Resignation by employee for “good reason”	—(2)	—(6)	N/A
Disability	N/A	N/A	385,662
Death	3,648,000	—(6)	385,662
Change in control	3,648,000	—(5)	385,662

(1)

The value of accelerated equity awards, for purposes of this table, was determined by multiplying the applicable number of equity awards (including associated restricted stock unit dividend equivalents) that would vest upon termination or change in control by $45.60, the closing price of our Class A common stock on December 29, 2017.

(2)

All unvested Founder Units will remain outstanding and continue to be eligible to vest on their regularly scheduled vesting dates during the Restriction Period (as defined above) and will vest in full upon the expiration of the Restriction Period (or, if earlier, the date of the executive’s death).

(3)

All unvested Earn-Out Units will remain outstanding and become vested upon the satisfaction of the applicable stock price performance conditions and continue to be eligible to time vest on their regularly scheduled vesting dates during the Restriction Period, with full time-vesting at the end of the Restriction Period (or, if earlier, the date of the executive’s death).

(4)

The time-vesting conditions for the Earn-Out Units will be deemed satisfied and all unvested Earn-Out Units will remain outstanding and become vested upon the satisfaction of the applicable stock price performance conditions.

(5)

Upon a change in control the time-vesting conditions for the Earn-Out Units will be deemed satisfied, but the performance-vesting conditions will be satisfied only if the applicable share price targets are achieved in connection with such change in control. Amount reported assumes that the price paid in connection with a change in control would have been $45.60, the closing price of our Class A Common stock on December 29, 2017, and therefore none of the performance vesting price targets would have been achieved and all of the executive’s unvested Earn-Out Units would have been forfeited.

(6)

All unvested Earn-Out Units will become vested to the extent the applicable stock price performance conditions are met on or prior to the date of termination of service and, unless otherwise determined by Mr. Taubman, all remaining unvested Earn-Out Units will be forfeited. On December 29, 2017, none of the applicable stock price performance conditions had been met and the amounts reported assume that Mr. Taubman would not have exercised his discretion to vest all the unvested Earn-Out Units. As a result, all of the executive’s unvested Earn-Out Units would have been forfeited.

Equity Compensation Plan Information

Our Omnibus Incentive Plan provides for grants of incentive stock options, non-qualified stock appreciation rights, restricted shares, restricted stock units and other equity-based awards, including Partnership Units and LTIP Units, and other stock-based or cash-based awards. The Omnibus Incentive Plan provides that the total number of shares of Class A common stock, Partnership Units or LTIP Units that may be issued for new awards granted under the Omnibus Incentive Plan is 7,000,000 (counting the number of shares of Class A common stock into which any Partnership Units or LTIP Units are, or may become, exchangeable and subject to the reallocation provisions of the Partnership Agreement). For further discussion of the Omnibus Incentive Plan, see Note 10 to our 2017 audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

The following table presents certain information about our equity compensation plans as of December 29, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved
PJT Partners Inc. 2015 Omnibus Incentive Plan	2,600,988(1)	N/A(1)	4,399,012(2)
Not Approved
None	—	—	—

(1)	Consists of 2,600,988 restricted stock units and LTIP Units granted under the Omnibus Incentive Plan, which do not have an exercise price.
(2)

Consists of shares of Class A common stock issuable under the Omnibus Incentive Plan pursuant to various awards that the Compensation Committee may make, including stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards, including Partnership Units and LTIP Units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 5, 2018, information regarding the beneficial ownership of our Class A common stock and Class B common stock and PJT Partners Holdings Partnership Units and Founder Units held by: (1) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our outstanding voting securities; (2) each of our directors; (3) each of our Named Executive Officers; and (4) all of our current directors and Named Executive Officers as a group. Percentage of beneficial ownership is based upon: (1) 19,158,332 shares of our Class A common stock issued and outstanding; (2) 33,297,574 Partnership Units outstanding, including 19,158,332 Partnership Units held by PJT Partners Inc.; and (3) 19,158,545 votes associated with Class A common stock and Class B common stock on director elections and 39,426,349 votes associated with Class A common stock and Class B common stock on all other matters, in each case, as of March 5, 2018. To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o PJT Partners Inc., 280 Park Avenue, New York, New York 10017.

	Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned(2)	Partnership Units Beneficially Owned (1)(2)(3)		Combined Voting Power in Director Elections and Removals (2)(4)(5)	Combined Voting Power in All Other Matters (2)(4)(5)
Name of Beneficial Owner	Number	% of Class		Number	% of Class	%	%
5% Stockholders:
BlackRock, Inc.(6)	1,224,652	6.6	—	—	—	6.4	3.1
Stephen A. Schwarzman(7)	1,175,663	6.3	8	4,600,074	13.8	6.1	3.0
Sessa Capital IM, L.P.(8)	1,427,008	7.9	—	—	—	7.4	3.6

Directors and Executive Officers:
Paul J. Taubman	450,000	2.3	1	2,750,000	8.3	2.3	31.0
James Costos(9)	2,600	—	—	—	—	—	—
Dennis S. Hersch(9)	18,000	*	—	—	—	*	*
Emily K. Rafferty(9)	—	—	—	—	—	—	—
Thomas M. Ryan(9)	10,000	*	—	—	—	*	*
Kenneth C. Whitney(9)(10)	38,885	*	2	152,149	*	*	*
Ji-Yeun Lee	53,916	*	1	455,000	1.4	*	*
Helen T. Meates (11)	20,515	*	1	100,000	*	*	*
James W. Cuminale	52,318	*	1	100,000(12)	*	*	*
Directors and executive officers as a group (9 persons)	646,234	3.4	6	3,557,149	10.7	3.4	35.1

*      Represents less than one percent.

(1)

Subject to the terms of the Exchange Agreement, the Partnership Units may be exchanged for cash equal to the then-current market value of an equal number of shares of our Class A common stock (determined in accordance with and subject to adjustment under the Exchange Agreement), or, at our election, for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. See “Certain Relationships and Related

Person Transactions—Exchange Agreement.” Beneficial ownership of Partnership Units reflected in this table has not been reflected as beneficial ownership of shares of our Class A common stock for which such units may be exchanged. Percentage of Partnership Units treats Partnership Units held by PJT Partners as outstanding.

(2)

The shares of Class B common stock have no economic rights but entitle the stockholder, without regard to the number of shares of Class B common stock held, to a number of votes that is equal to the aggregate number of vested and unvested Partnership Units and LTIP Units in PJT Partners Holdings held by such stockholder on all matters presented to stockholders of PJT Partners other than director elections and removals. With respect to the election and removal of directors of PJT Partners, shares of Class B common stock will initially entitle stockholders to only one vote per share, representing significantly less than one percent of the voting power entitled to vote thereon. However, the voting power of Class B common stock with respect to the election and removal of directors of PJT Partners may be increased to up to the number of votes to which a stockholder is then entitled on all other matters presented to stockholders. The voting power on applicable matters afforded to holders of partnership interests by their shares of Class B common stock is automatically and correspondingly reduced as they exchange Partnership Units for cash or for shares of Class A common stock pursuant to the Exchange Agreement. If at any time the ratio at which Partnership Units are exchangeable for shares of Class A common stock changes from one-for-one as described under “Certain Relationships and Related Person Transactions—Exchange Agreement,” the number of votes to which Class B common stockholders are entitled on applicable matters will be adjusted accordingly. Holders of shares of our Class B common stock will vote together with holders of our Class A common stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.

(3)	Does not reflect 3,050,000, 475,000 and 50,000 Earn-Out Units received by Mr. Taubman, Ms. Lee and Ms. Meates, respectively, on October 1, 2015 in connection with the merger and spin-off transactions.
(4)	Represents percentage of voting power of the Class A common stock and Class B common stock voting together as a single class.
(5)

Blackstone’s senior management, including Mr. Schwarzman and all of Blackstone’s other executive officers, have provided an irrevocable proxy to Mr. Taubman to vote their shares of Class B common stock for so long as Mr. Taubman is the CEO of PJT Partners. The combined voting power information in this table gives effect to such proxy.

(6)	Based solely on information provided on a Schedule 13G/A filed with the SEC on January 29, 2018. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(7)

Based solely on representations made by agents of Mr. Schwarzman with respect to his direct and indirect beneficial ownership. The business address of Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154. Includes the following shares and units held for the benefit of family members with respect to which Mr. Schwarzman disclaims beneficial ownership: 14,550 shares of Class A common stock, 3 shares of Class B common stock and 56,935 Partnership Units held in various trusts for which Mr. Schwarzman is the investment trustee; includes 3,181 shares of Class A common stock, 2 shares of Class B common stock and 12,451 Partnership Units held in grantor retained annuity trusts for which Mr. Schwarzman is the investment trustee; and includes 7,320 shares of Class A common stock, 1 share of Class B common stock and 28,643 Partnership Units held by a corporation for which Mr. Schwarzman is the controlling stockholder. Mr. Schwarzman also directly, or through a corporation for which he is the controlling stockholder, beneficially owns an additional 2,218 shares of Class A common stock, 1 share of Class B common stock and 8,680 Partnership Units. In addition, the above table excludes Class A shares, Class B shares and Partnership Units held by Mr. Schwarzman’s children or in trusts for the benefit of his family as to which he has no voting or investment control.

(8)

Based solely on information provided on a Schedule 13G/A filed with the SEC on February 14, 2018. The business address of Sessa Capital IM, L.P. is 1350 Avenue of the Americas, New York, New York, 10019.

(9)	Does not reflect 3,122, 17,107, 4,818, 16,619 and 4,818 restricted stock units received by Mr. Costos, Mr. Hersch, Ms. Rafferty, Mr. Ryan and Mr. Whitney, respectively.
(10)	Includes 1,725 shares of Class A common stock, 1 share of Class B common stock and 6,750 Partnership Units held in a trust for which Mr. Whitney is the investment trustee.

(11)	Includes 286 shares of Class A common stock beneficially owned by Ms. Meates’s children, for which Ms. Meates disclaims beneficial ownership.
(12)	Founder Units held in a family limited liability company which is controlled by Mr. Cuminale.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings of, and transactions in, our shares with the SEC. Reports filed with the SEC detailing purchases and sales of our equity securities by such persons may be found on our corporate website at www.pjtpartners.com under “Investor Relations/Financial Reports/SEC Filings.” To the best of our knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2017, our directors, executive officers and ten percent stockholders met all applicable SEC filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel, or such other person designated by our board of directors, any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel, or such other person, will then promptly communicate that information to our Board of Directors. No related person transaction will be executed without the approval or ratification of our Board of Directors or a duly authorized committee of our Board of Directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

Exchange Agreement

We have entered into an exchange agreement with the limited partners of PJT Partners Holdings pursuant to which they (or certain permitted transferees) have the right, subject to the terms and conditions set forth in the limited partnership agreement of PJT Partners Holdings, on a quarterly basis, to exchange all or part of their Partnership Units for cash or, at our election, for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. Pursuant to the terms of the partnership agreement of PJT Partners Holdings, the company may also require holders of Partnership Units who are not service providers to the company to exchange their Partnership Units. The price per Partnership Unit to be received in a cash-settled exchange will be equal to the fair value of a share of our Class A common stock (determined in accordance with and subject to adjustment under the exchange agreement). In the event cash-settled exchanges of Partnership Units are funded with new issuances of Class A common stock, the fair value of a share of our Class A common stock will be deemed to be equal to the net proceeds per share of Class A common stock received by PJT Partners in the related issuance. Accordingly, in this event, the price per Partnership Unit to which an exchanging Partnership Unitholder will be entitled may be greater than or less than the then-current market value of our Class A common stock. The exchange agreement also provides that a holder of Partnership Units will not have the right to exchange Partnership Units in the event that PJT Partners determines that such exchange would be prohibited by law, would result in any breach of any debt agreement or other material contract of PJT Partners or PJT Partners Holdings, or, subject to certain limitations, would cause unreasonable financial burden on PJT Partners Holdings.

Registration Rights Agreement

We have entered into a registration rights agreement with the limited partners of PJT Partners Holdings pursuant to which we granted them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of Class A common stock delivered in exchange for Partnership Units.

In addition, in the event that any holder or group of holders that elect to exchange Partnership Units with a cash value of at least $75 million (determined in accordance with the registration rights agreement) in respect of any quarterly exchange date, a demand committee comprised of certain Partnership Unitholders will have the right to request that we facilitate a registered underwritten offering with respect to (1) the sale by such holder(s) of Class A common stock delivered to such holder(s) in exchange for such Partnership Units (in the event that we elect to settle such exchange in shares of Class A common stock); or (2) the sale by us of Class A common stock to fund the cash-settled exchanges of such Partnership Units (in the event that we elect to settle such exchange in cash); provided, however, that we will not be obligated to effect any such requested registration within 180 days after the effective date of a previous registration pursuant to the registration rights agreement. In addition, we have the right to defer effecting a demand for a maximum of 60 days in certain circumstances, not to exceed 90 days in any 365-day period, including if such demand could materially interfere with a bona fide business or financing transaction.

Holders of Partnership Units also have the ability to exercise certain piggyback registration rights in respect of registered offerings requested by other registration rights holders or initiated by us, subject to customary cut-back provisions.

Tax Receivable Agreement

Holders of Partnership Units (other than PJT Partners) may, subject to the terms and conditions set forth in the partnership agreement of PJT Partners Holdings, on a quarterly basis (subject to the terms of the exchange agreement) exchange their Partnership Units for cash or, at our election, for shares of Class A common stock of PJT Partners on a one-for-one basis. PJT Partners Holdings intends to make an election under Section 754 of the Internal Revenue Code of 1986 (the “Code”) effective for each taxable year in which an exchange of Partnership Units for cash or for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of PJT Partners Holdings at the time of an exchange of Partnership Units. Stock-settled exchanges and certain of these cash-settled exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of PJT Partners Holdings. These increases in tax basis may reduce the amount of tax that PJT Partners would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The Internal Revenue Service (the “IRS”) may challenge all or part of the tax basis increase and increased deductions, and a court could sustain such a challenge.

We have entered into a tax receivable agreement with the holders of Partnership Units (other than PJT Partners) that provides for the payment by PJT Partners to exchanging holders of Partnership Units of 85% of the benefits, if any, that PJT Partners is deemed to realize as a result of these increases in tax basis related to such exchanges of Partnership Units and of certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. This payment obligation is an obligation of PJT Partners and not of PJT Partners Holdings. PJT Partners expects to benefit from the remaining 15% of cash tax savings, if any, in income tax it realizes. For purposes of the tax receivable agreement, the cash tax savings in income tax is computed by comparing the actual income tax liability of PJT Partners (calculated with certain assumptions) to the amount of such taxes that PJT Partners would have been required to pay had there been no increase to the tax basis of the assets of PJT Partners Holdings as a result of the exchanges and had PJT Partners not entered into the tax receivable agreement. The term of the tax receivable agreement continues until all such tax benefits have been utilized or expired, unless PJT Partners exercises its right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement (as described in more detail below) or PJT Partners breaches any of its material obligations under the tax receivable agreement in which case all obligations generally will be accelerated and due as if PJT Partners had exercised its right to terminate the tax receivable agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•

the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of PJT Partners Holdings at the time of each exchange;

•

the price of shares of our Class A common stock at the time of the exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of PJT Partners Holdings, is directly proportional to the cash price for the applicable Partnership Units (in the case of a cash-settled exchange) or the price of shares of our Class A common stock at the time of the exchange (in the case of a stock-settled exchange);

•	the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available; and

•

the amount and timing of our income—PJT Partners is required to pay 85% of the cash tax savings as and when realized, if any. If PJT Partners does not have taxable income, PJT Partners is not generally required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no cash tax savings will have been realized. However, any cash tax savings that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivables agreement.

We will account for the effects of these increases in tax basis and associated payments under the tax receivable agreement arising from exchanges as follows:

•	we record an increase in deferred tax assets for the estimated income tax effects of the increases in tax basis based on enacted federal, state and local tax rates at the date of the exchange;

•

to the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis that will consider, among other things, our expectation of future earnings, we reduce the deferred tax asset with a valuation allowance; and

•

we record 85% of the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the amount due pursuant to the tax receivable agreement and the remaining 15% of the estimated realizable tax benefit as an increase to additional paid-in capital.

The effects of changes in estimates after the date of the redemption or exchange as well as subsequent changes in the enacted tax rates are included in net income.

We expect that as a result of the size of the transfers and increases in the tax basis of the tangible and intangible assets of PJT Partners Holdings, the payments that we may make under the tax receivable agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual cash tax savings that PJT Partners realizes in respect of the tax attributes subject to the tax receivable agreement and/or distributions to PJT Partners by PJT Partners Holdings are not sufficient to permit PJT Partners to make payments under the tax receivable agreement after it has paid taxes. Late payments under the tax receivable agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the tax receivable agreement are not conditioned upon continued ownership of us by holders of Partnership Units.

In addition, the tax receivable agreement provides that upon certain changes of control, PJT Partners’ (or its successor’s) obligations with respect to acquired or exchanged Partnership Units (whether acquired or exchanged before or after such transaction) would be based on certain assumptions, including that PJT Partners would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement.

Furthermore, PJT Partners may elect to terminate the tax receivable agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the tax receivable agreement includes several assumptions, including: (1) that any Partnership Units that have not been exchanged are deemed exchanged for the market value of the shares of Class A common stock at the time of termination; (2) PJT Partners will have sufficient taxable income in each future taxable year to fully realize all potential tax savings; (3) the tax rates for future years will be those specified in the law as in effect at the time of termination; and (4) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to LIBOR plus 100 basis points.

As a result of the change in control provisions and the early termination right, PJT Partners could be required to make payments under the tax receivable agreement that are greater than the specified percentage of the actual cash tax savings that PJT Partners realizes in respect of the tax attributes subject to the tax receivable agreement. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity.

Decisions made by our officers and directors in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the tax receivable agreement. For example, the earlier disposition of assets following an acquisition or exchange transaction generally will accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an acquisition or exchange transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the tax receivable agreement.

Payments under the tax receivable agreement are based on the tax reporting positions that we determine. PJT Partners will not be reimbursed for any payments previously made under the tax receivable agreement if a tax basis increase is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of PJT Partners’ cash tax savings.

PJT Partners Holdings LP Amended and Restated Limited Partnership Agreement

PJT Partners holds Partnership Units in PJT Partners Holdings and is the sole general partner of PJT Partners Holdings. Accordingly, PJT Partners operates and controls all of the business and affairs of PJT Partners Holdings and, through PJT Partners Holdings and its operating subsidiaries, conducts our business.

The limited partnership agreement of PJT Partners Holdings provides that substantially all expenses incurred by or attributable to PJT Partners (such as expenses incurred in connection with the spin-off), but not including obligations incurred under the tax receivable agreement by PJT Partners, income tax expenses of PJT Partners and payments on indebtedness incurred by PJT Partners, are borne by PJT Partners Holdings.

Pursuant to the limited partnership agreement of PJT Partners Holdings, PJT Partners has the right to determine when distributions will be made to holders of Partnership Units and the amount of any such distributions (other than tax distributions described below). If a distribution is authorized, such distribution will be made to the holders of Partnership Units pro rata in accordance with the percentages of their respective partnership interests that are entitled to participate in distributions.

The holders of Partnership Units, including PJT Partners, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of PJT Partners Holdings. Except for the priority allocations of income in respect of LTIP Units described below, net profits and net losses of PJT Partners Holdings will generally be allocated to its holders (including PJT Partners) pro rata in accordance with the percentages of their respective partnership interests, except as otherwise required by law. In accordance with the partnership agreement, we intend to cause PJT Partners Holdings to make pro rata cash distributions, to the extent of available cash, to the holders of the partnership interests in PJT Partners Holdings in amounts equal to 50% of the taxable income allocated to such holders for purposes of funding their tax obligations in respect of the income of PJT Partners Holdings that is allocated to them.

For 2017, Mr. Taubman, Ms. Lee, Ms. Meates and Mr. Cuminale received $5,317,897, $852,697, $137,532 and $160,454, respectively, as regular distributions on limited partnership units.

The limited partnership agreement of PJT Partners Holdings provides that PJT Partners may not engage in, or cause or permit, a Termination Transaction (as defined below), other than with the consent of limited partners holding a majority of all the outstanding Partnership Units (other than Partnership Units held by PJT Partners and entities controlled by PJT Partners), including each limited partner that held, immediately following the closing of the spin-off, and, as of any subsequent date of determination, holds, not less than five percent (5%) of the total number of Partnership Units then outstanding (a “Significant Limited Partner”), or if the requirements discussed below are satisfied. A “Termination Transaction” means any direct or indirect transfer of all or any portion of PJT Partners’ interest in PJT Partners Holdings in connection with, or any other occurrence of:

•	a merger, consolidation or other combination transaction involving PJT Partners;

•

a sale, lease, exchange or other transfer of all or substantially all of the assets of PJT Partners not in the ordinary course of business, whether in a single transaction or a series of related transactions;

•

a reclassification, recapitalization or change of the outstanding shares of our Class A common stock (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision, including in connection with the distribution, exchange, redemption or exercise of rights under our stockholder rights agreement or securities issuable in respect of such rights);

•	the adoption of any plan of liquidation or dissolution of PJT Partners; or

•	any other direct or indirect transfer of all or any portion of PJT Partners’ interest in PJT Partners Holdings, other than certain permitted transfers to affiliated entities.

Such consent of limited partners to a Termination Transaction is not required if either:

(1) in connection with the Termination Transaction:

(i) each holder of Partnership Units is entitled to receive the “transaction consideration,” defined as the fair market value, at the time of the Termination Transaction, of an amount of cash, securities or other property equal to the product of:

•	the number of shares of our Class A common stock into which a Partnership Unit is then exchangeable; and

•

the greatest amount of cash, securities or other property paid per share to the holder of any shares of our Class A common stock in consideration of such shares in connection with the Termination Transaction;

provided that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer is made to and accepted by the holders of a majority of the outstanding shares of our Class A common stock, the transaction consideration will refer to the fair market value of the greatest amount of cash, securities or other property which such holder would have received had it exercised its exchange right and received shares of our Class A common stock in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had accepted such purchase, tender or exchange offer; and

(ii) PJT Partners Holdings receives an opinion from nationally recognized tax counsel to the effect that such Termination Transaction will be tax-free to each holder of Partnership Units (other than PJT Partners and entities controlled by PJT Partners) for U.S. federal income tax purposes (except to the extent of cash received);

or

(2) all of the following conditions are met:

•

substantially all of the assets directly or indirectly owned by PJT Partners Holdings prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by (x) PJT Partners Holdings or (y) another limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, which is the survivor of a merger, consolidation or combination of assets with PJT Partners Holdings, which we refer to as the “surviving partnership,”

•	the surviving partnership is classified as a partnership for U.S. federal income tax purposes;

•

each holder of Partnership Units (other than PJT Partners and entities controlled by PJT Partners) that held Partnership Units immediately prior to the closing of such Termination Transaction owns a percentage interest of the surviving partnership based on the relative fair market value of the net assets of PJT Partners Holdings and the other net assets of the surviving partnership immediately prior to the consummation of such transaction; and

•

the rights of such limited partners with respect to the surviving partnership are at least as favorable as those of limited partners prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership, and such rights include:

(a) if PJT Partners or its successor has a single class of publicly traded common equity securities, the right, to the same extent provided to holders of Partnership Units pursuant to the exchange agreement, to exchange their interests in the surviving partnership for either: (1) a number of such publicly traded common equity securities with a fair market value, as of the date of consummation of such Termination Transaction, equal to the transaction consideration referred to above, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications, which we refer to as the “successor shares amount;” or (2) cash in an amount equal to the fair market value of the successor shares amount at the time of such exchange; or

(b) if PJT Partners or its successor does not have a single class of publicly traded common equity securities, the right to exchange their interests in the surviving partnership on a quarterly basis for cash in an amount equal to the fair market value of such interest at the time of exchange, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the surviving partnership.

For the purpose of determining compliance with the condition set forth in the third bullet above, the relative fair market values shall be reasonably determined by PJT Partners as of the time of such transaction and, to the extent applicable, shall be no less favorable to the holders of Partnership Units than the relative values reflected in the terms of such transaction.

The limited partnership agreement of PJT Partners Holdings also provides the limited partners with certain consent rights in the event a majority of our board of directors ceases to be Continuing Directors (as defined below) (such event, a “Board Change of Control”). “Continuing Directors” means as of any date of determination, any member of our board of directors who: (1) was a member immediately following the consummation by spin-off; or (2) was nominated for election or elected or appointed with the approval of a majority of the Continuing Directors who were members at the time of such nomination, election or appointment, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of directors. From and after the occurrence of a Board Change of Control, the following actions will require the approval of limited partners representing a majority in interest of all limited partners (excluding any limited partners controlled by PJT Partners), including each Significant Limited Partner:

•	any removal or appointment of any “officer,” as defined in Rule 16a-1(f) of the Exchange Act, including the Chief Executive Officer, of PJT Partners;

•	the creation, authorization or issuance of any new class or series of equity interest in PJT Partners Holdings;

•

the incurrence of any indebtedness (other than intercompany indebtedness) by PJT Partners Holdings or any of its subsidiaries or controlled affiliates that would, or is intended to, result in a material increase in the amount of consolidated indebtedness of PJT Partners Holdings as compared to immediately prior to such Board Change of Control;

•	any extraordinary distribution of PJT Partners Holdings;

•

any change in PJT Partners Holdings’ distribution policy that would, or that is intended to, result in a material increase in the amount or frequency of distributions as compared to levels prior to the Board Change of Control;

•

any change in PJT Partners Holdings’ policy regarding Partnership Unit repurchases including without limitation from PJT Partners, that would, or that is intended to, result in a material increase in the amount or frequency of Partnership Unit repurchases as compared to levels prior to the Board Change of Control;

•	any merger, consolidation or sale of all or any significant portion of the assets of PJT Partners Holdings;

•

any voluntary liquidation, dissolution or winding up of PJT Partners Holdings or the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the PJT Partners Holdings or any of its subsidiaries or controlled affiliates;

•	calling any meeting of the limited partners of PJT Partners Holdings or submitting any matter for the vote or consent of the limited partners of PJT Partners Holdings;

•

any settlement or compromise of any litigation directly against or otherwise relating to indemnification of the PJT Partners or its directors or officers or their affiliates or representatives or any litigation regarding tax matters; or

•	any amendment to the limited partnership agreement of PJT Partners Holdings.

In addition, the limited partnership agreement of PJT Partners Holdings enables PJT Partners Holdings to issue LTIP Units pursuant to the Omnibus Incentive Plan. LTIP Units are a class of partnership interest that are intended to qualify as “profits interests” in PJT Partners Holdings for U.S. federal income tax purposes that, subject to certain conditions, shall automatically be converted into Partnership Units. LTIP Units initially do not have full parity, on a per unit basis, with Partnership Units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with Partnership Units, at which time LTIP Units shall automatically be converted into Partnership Units on a one-for-one basis. The limited partnership agreement of PJT Partners Holdings provides that upon a sale of all or substantially all of the assets of PJT Partners Holdings, holders of LTIP Units will receive a priority allocation of income. The priority allocation will generally be made to the holders of LTIP Units until the capital account of each LTIP Unit equals the capital account of a Partnership Unit. In addition, the capital accounts of the LTIP Units will be increased in priority to the Partnership Units when PJT Partners Holdings revalues its assets. After the capital account balances of the LTIP Units have been increased such that each LTIP Unit has a capital account balance equal to that of a Partnership Unit, allocations of net income and net loss are made on a per-unit basis. The effect of these allocation provisions is to enable LTIP Units, which are issued with lower capital account balances than the Partnership Units, to participate in liquidating distributions of PJT Partners Holdings on the same basis as Partnership Units, assuming there is sufficient profit to allocate to the LTIP Units.

LTIP Units may be issued to PJT Partners personnel and third parties from time to time in one or more series having the rights, powers, privileges, restrictions, qualifications and limitations set forth in the relevant award agreement or other documentation pursuant to which the LTIP Units of such series are granted or issued, including with respect to participation in distributions.

PJT Partners Holdings has two series of LTIP Units outstanding, which were issued to certain individuals engaged in our business:

•

a series of LTIP Units (“Participating LTIP Units”) issued to certain partners and employees that are subject to time-based vesting as described in “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards

Table—Merger and Spin-off Transaction Equity Grants—Founder Units,” and participate, from issuance, in all distributions of PJT Partners Holdings, other than liquidating distributions, ratably, on a per unit basis, with Partnership Units; and

•

a series of LTIP Units (“Earn-Out Units”) issued to certain partners and employees of PJT Capital LP and other individuals engaged in our business that are subject to both time-based and performance-based vesting as described in “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table—Merger and Spin-off Transaction Equity Grants—Founder Earn-Out Units,” and do not participate in any distributions of PJT Partners Holdings other than tax distributions unless and until the applicable performance vesting requirement for the relevant tranche is satisfied.

Subject to the terms of any award or other applicable agreement, unvested partnership interests will be forfeited if the holder ceases to provide services to PJT Partners Holdings. Certain forfeited partnership interests will be subject to reallocation by our Compensation Committee in consultation with Mr. Taubman (or subject to other reallocations in accordance with the limited partnership agreement).

In addition, the limited partnership agreement of PJT Partners Holdings provides that each Partnership Unit has attached to it a preferred unit purchase right. Such rights will become exercisable, if at all, at such time and to the same extent as the preferred stock purchase rights attached to shares of Class A common stock of PJT Partners shall become exercisable pursuant to the stockholder rights agreement we adopted prior to the spin-off. Each right entitles its holder to purchase at an exercise price per preferred unit equal to the exercise price per share of Series A preferred stock determined in accordance with the stockholder rights agreement (1) preferred units of PJT Partners Holdings, or (2) in lieu of such preferred units, a number of Partnership Units equal to the number of shares of Class A common stock that a holder of a right attached to a share of Class A common stock would be entitled to purchase pursuant to the stockholder rights agreement. In the event that holders of Class A common stock exercise or exchange the rights attached thereto for shares of Series A preferred stock, PJT Partners will exercise or exchange rights attached to Partnership Units held by PJT Partners for a corresponding number of preferred units of PJT Partners Holdings. In the event that holders of Class A common stock of PJT Partners exercise or exchange the rights attached thereto for additional shares of Class A common stock, PJT Partners will exercise or exchange rights attached to Partnership Units held by PJT Partners for a corresponding number of additional Partnership Units of PJT Partners Holdings. If at any time the ratio at which Partnership Units are exchangeable for shares of Class A common stock of PJT Partners changes from one-for-one as described above under “—Exchange Agreement,” the number of preferred units or Partnership Units, as the case may be, to which a holder of Partnership Units is entitled to receive upon exercise of or in exchange for the preferred unit purchase rights attached thereto will be adjusted accordingly. Each preferred unit of PJT Partners Holdings has substantially the same rights and preferences with respect to distributions of PJT Partners Holdings in relation to Partnership Units as a share of Series A preferred stock of PJT Partners is entitled with respect to dividends and distributions of PJT Partners in relation to shares of Class A common stock.

REPORT OF THE AUDIT COMMITTEE

The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter, which can be found on our website, www.pjtpartners.com, under the “Investor Relations/Corporate Governance/Governance Documents” section.

The Audit Committee has:

•	selected the independent registered public accounting firm to audit our books and records;

•

reviewed and discussed our audited financial statements for 2017 with management and with Deloitte, our independent registered public accounting firm, and has held, as appropriate, executive sessions with Deloitte without the presence of management;

•

discussed with our independent registered public accounting firm the matters required by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communications with Audit Committees;” and

•

received from Deloitte the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of:

•

our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports; and

•

the independent registered public accounting firm, which is responsible for auditing our financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, our financial position, results of operations, and cash flows in conformity with generally accepted accounting principles in the United States of America.

Based on these reviews and discussions and the reports of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC.

Submitted by our Audit Committee:

Kenneth C. Whitney, Chair

Dennis S. Hersch

Emily K. Rafferty

The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

PROPOSAL 2—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers as disclosed above. The text of the resolution in respect of Proposal 2 is as follows:

“RESOLVED, that the compensation paid to the company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the Named Executive Officers presented in the Compensation Discussion and Analysis set forth above.

In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

•

Mr. Taubman’s total compensation is $1,000,000. Mr. Taubman did not receive annual incentive compensation with respect to performance years 2015 through 2017 and we do not anticipate paying Mr. Taubman annual incentive compensation through October 1, 2018, the third anniversary of the closing of the merger and spin-off transactions;

•	annual incentive compensation that places a strong emphasis on financial performance, with the flexibility to assess operational and individual performance;

•	an appropriate link between compensation and the creation of stockholder value through equity awards; and

•	long-term incentive awards that do not promote excessive risk taking.

While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of the vote.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers.

PROPOSAL 3—NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act enables our stockholders to vote on a non-binding, advisory basis how frequently we will submit “Say on Pay” proposals, similar to Proposal 2 to our stockholders in the future. Our stockholders have the following three alternatives to choose from: (1) every year (“1 year” on the proxy card), (2) every two years (“2 years” on the proxy card) or (3) every three years (“3 years” on the proxy card). In addition, our stockholders may choose to abstain from voting on this proposal.

The vote on this proposal is advisory in nature and will not be binding on or overrule any decisions by our Board of Directors. Our Compensation Committee values the opinions expressed by our stockholders and will take into account the outcome of the vote to determine the frequency of future advisory votes on executive compensation.

Board of Directors Recommendation

Our Board of Directors unanimously recommends that you vote for the holding of future non-binding advisory votes on the compensation of our Named Executive Officers every “1 YEAR”.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte as our independent registered public accounting firm to perform the audit of our consolidated financial statements for 2018. Representatives of Deloitte are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Board of Directors Recommendation

The appointment of Deloitte as our independent registered public accounting firm is being submitted to our stockholders for ratification at the Annual Meeting. Our Board of Directors recommends that the stockholders vote “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm. The submission of the appointment of Deloitte is required neither by law nor by our Amended and Restated Bylaws. Our Board of Directors is nevertheless submitting it to our stockholders to ascertain their views. If our stockholders do not ratify the appointment, the selection of another independent registered public accounting firm may be considered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Audit Fees

The following table sets forth aggregate fees billed to us by Deloitte for 2017 and 2016:

	Fiscal Year Ended December 31,
	2017	2016
Audit Fees(1)	$1,735,750	$1,647,030
Audit Related Fees	—	—
Tax Fees (2)	1,097,100	885,845
All Other Fees	—	95,000(3)

Total	$2,832,850	$2,627,875

(1)

Audit Fees include fees for services rendered for the audit and quarterly reviews of our consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as statutory and financial audits for our United States and foreign consolidated subsidiaries.

(2)

Tax fees represent fees for services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted of tax consulting and compliance professional services, including to our United States and foreign consolidated subsidiaries.

(3)	All Other Fees includes fees for services performed in connection with the company’s enterprise risk planning.

Pre-Approval Policies and Procedures

Our Audit Committee does not permit the engagement of our auditors without pre-approval by the Audit Committee. The engagement of Deloitte for permitted non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that Deloitte provides or where there is another compelling rationale for using Deloitte. All audit, audit-related and permitted non-audit services for which Deloitte was engaged during 2017 were pre-approved by the Audit Committee in compliance with applicable SEC requirements.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2019 ANNUAL MEETING

In order for a stockholder proposal to be included in our Proxy Statement to be issued in connection with our 2019 Annual Meeting, that proposal must be received by our Corporate Secretary no later than November 19, 2018 (which is 120 calendar days before the anniversary of the date this Proxy Statement was first mailed or made available to stockholders).

In addition, eligible stockholders who wish to submit director nominations or bring any business at the 2019 Annual Meeting, including stockholder proposals to be included in our Proxy Statement, must comply with the advance notice procedures set forth in our Amended and Restated Bylaws. In order for such director nominations and other business to be deemed timely, notice of such director nominations and other business must be received by our Corporate Secretary (A) no earlier than January 1, 2019 and no later than January 31, 2019 or (B) in the event that our 2019 Annual Meeting of Stockholders is held prior to April 1, 2019 or after July 10, 2019, notice by the stockholder must be so received no earlier than the 120th day prior to such Annual Meeting and no later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made, and, in each case, must satisfy the notification, timeliness, consent and information requirements set forth in our Amended and Restated Bylaws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other holders of record may be participating in the practice of “householding” proxy statements, annual reports or notices. This means that only one copy of our Proxy Materials or Notice of Availability, as applicable, may have been sent to multiple stockholders in your household. If you want to receive separate copies of our Proxy Materials or Notice of Availability, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other holder of record, or you may contact the Corporate Secretary as set forth above.

OTHER MATTERS

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter arise at the Annual Meeting; however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Salvatore Rappa

Managing Director, Corporate Counsel and

Corporate Secretary

March 16, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

E40090-P02575

PJT PARTNERS INC.

Annual Meeting of Stockholders

May 1, 2018 8:30 A.M. Local Time

This proxy is solicited by the Board of Directors of the Company

The stockholder(s) hereby appoint(s) James W. Cuminale and Salvatore Rappa, and each of them, as proxies, each with the full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of PJT PARTNERS INC. that the stockholder(s) is/are entitled to vote at the 2018 Annual Meeting of Stockholders to be held at 8:30 a.m. local time on May 1, 2018, at the company’s corporate headquarters located at 280 Park Ave., New York, NY 10017, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting.

This proxy, when properly executed, will be voted in accordance with instructions given on the reverse side. If no instructions are given, this proxy will be voted as recommended by the Board of Directors on the reverse side of this Proxy Card.

The stockholder(s) acknowledge(s) receipt with this proxy of a copy of the Notice of Annual Meeting, Proxy Statement and Annual Report describing more fully the matters set forth herein.

Continued and to be signed on reverse side

PJT PARTNERS INC. ATTN: SALVATORE RAPPA 280 PARK AVENUE, 16TH FLOOR NEW YORK, NY 10017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Local time on April 30, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Local time on April 30, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E40089-P02575	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PJT PARTNERS INC.
The Board of Directors recommends you vote “FOR” the election of each of its Nominees:
1. Election of Directors

Nominees:	For		Withhold

1a. Kenneth C. Whitney	☐		☐

1b. James Costos	☐		☐

The Board of Directors recommends you vote “FOR” the following proposal:	For	Against	Abstain	The Board of Directors recommends you vote “FOR” the following proposal:	For	Against	Abstain

2. To approve, on an advisory basis, the compensation of our Named Executive Officers.	☐	☐	☐	4. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

3.  To approve, on an advisory basis, the frequency of advisory votes to approve the compensation of our Named Executive Officers.

1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy is solicited on behalf of the Board of Directors of PJT Partners Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted as recommended by the Board of Directors.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date